U.S. SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                            Form SB-2/A No. 5

                         REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933

                         Hemptown Clothing Inc.
                         ----------------------
             (Name of small business issuer in its charter)

British Columbia, Canada                   2300                  98-0359306
------------------------        ----------------------------     ----------
(State or jurisdiction of       (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)  Classification Code Number)      Identification Number)

   1307 Venables Street, Vancouver, British Columbia, Canada, V5L 2G1
              Phone: (604) 255-5005     Fax: (604) 255-5038
              ---------------------------------------------
      (Address and telephone number of principal executive offices)

   1307 Venables Street, Vancouver, British Columbia, Canada, V5L 2G1
   ------------------------------------------------------------------
      (Address of principal place of business or intended principal place of business)

           Devlin Jensen, 2550 - 555 West Hastings, Vancouver,
                    British Columbia, Canada, V6B 4N5
                         Attention: Mike Shannon
              Phone: (604) 684-2550     Fax: (604) 684-0916
             ----------------------------------------------
        (Name, address and telephone number of agent for service)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
             As soon as practicable after the effective date
                     of this Registration Statement


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
Title Of Each Class Of     Number of Shares     Proposed Maximum     Proposed Maximum       Amount of
Securities To Be           To Be Registered     Offering Price       Aggregate Offering     Registration
Registered                                      Per Share            Price                  Fee
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Common stock held by
selling security holders   2,085,534            $0.50 (1)            $1,042,767.00          $84.46
----------------------------------------------------------------------------------------------------------
Shares of common stock
underlying outstanding       200,000            $0.25                $50,000                $4.05
warrants and warrant         150,000            $2.00                $300,000               $24.30
units
----------------------------------------------------------------------------------------------------------
Total:                     2,435,534            varying prices       $1,392,767             $112.81 (2)
----------------------------------------------------------------------------------------------------------

     (1) There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is at a price of $0.50 per share for outstanding common stock, and $0.25 per share for the common stock underlying the outstanding warrants and $2.00 per share for the common stock underlying the outstanding warrant units, until our securities are quoted on the OTC Bulletin Board (or other specified market) and thereafter at prevailing market prices or privately negotiated prices.

     (2)  Previously paid by electronic transfer.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS                  Subject to Completion, Dated August 12, 2003

The information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

                         HEMPTOWN CLOTHING INC.
             2,085,534 shares of common stock to be sold by
                    certain selling security holders
        200,000 shares of common stock issuable upon the exercise
                         of outstanding warrants
        150,000 shares of common stock issuable upon the exercise
                      of outstanding warrant units

This prospectus relates to the offer and sale of 2,085,534 shares of our common stock, 200,000 shares of our common stock issuable upon the exercise of outstanding warrants, and 150,000 shares of our common stock issuable upon the exercise of outstanding warrant units. The selling security holders will offer and sell the shares of outstanding common stock at a price of $0.50 per share, the shares of common stock underlying the outstanding warrants at a price of $0.25 per share, and the shares of common stock underlying the outstanding warrant units at a price of $2.00 per share, until our securities are quoted on the OTC Bulletin Board (or other specified market) and thereafter at prevailing market prices or privately negotiated prices. The reason for the difference in the price is that the selling security holders will be selling their securities at the price they paid for such securities. This registration statement is intended to register the resale of 2,085,534 shares of our common stock, 200,000 shares of our common stock underlying the outstanding warrants, and 150,000 shares of our common stock underlying the outstanding warrant units.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained.

The shares will become tradable on the effective date of this prospectus. The selling security holders will receive the proceeds from the sale of their shares and we will not receive any of the proceeds from the sales.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" CONTAINED IN THE PROSPECTUS BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


             The date of this prospectus is August 12, 2003.

                            TABLE OF CONTENTS



Summary Information and Risk Factors . . . . . . . . . . . . . . . . . .3
Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     Company Overview. . . . . . . . . . . . . . . . . . . . . . . . . .3
     Selling Security Holders. . . . . . . . . . . . . . . . . . . . . .3
     Summary Financial Data. . . . . . . . . . . . . . . . . . . . . . .5
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Disclosure Regarding Forward-Looking Statements. . . . . . . . . . . . .8
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Determination of Offering Price. . . . . . . . . . . . . . . . . . . . .8
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Selling Security Holders . . . . . . . . . . . . . . . . . . . . . . . .8
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . 12
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Directors, Executive Officers, Promoters and Control Persons . . . . . 13
     Directors and Executive Officers. . . . . . . . . . . . . . . . . 13
     Significant Employees . . . . . . . . . . . . . . . . . . . . . . 16
     Family Relationships. . . . . . . . . . . . . . . . . . . . . . . 16
     Involvement in Certain Legal Proceedings. . . . . . . . . . . . . 16
Security Ownership of Certain Beneficial Owners and Management . . . . 17
     Security Ownership of Certain Beneficial Owners . . . . . . . . . 17
     Security Ownership of Management. . . . . . . . . . . . . . . . . 18
     Changes in Control. . . . . . . . . . . . . . . . . . . . . . . . 19
Description of Securities. . . . . . . . . . . . . . . . . . . . . . . 19
     Description of Securities . . . . . . . . . . . . . . . . . . . . 19
          Common Stock . . . . . . . . . . . . . . . . . . . . . . . . 19
          Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . 20
          2001 Performance Equity Plan . . . . . . . . . . . . . . . . 20
          Warrants and Warrant Units . . . . . . . . . . . . . . . . . 20
          Business Combinations under British Columbia Law . . . . . . 21
          Modifications, Subdivisions and Consolidations under
           British Columbia Law. . . . . . . . . . . . . . . . . . . . 21
          Additional Information Describing Securities . . . . . . . . 21
          Penny Stock Regulation . . . . . . . . . . . . . . . . . . . 21
Interest of Named Experts and Counsel. . . . . . . . . . . . . . . . . 22
Disclosure of Commission Position on Indemnification for Securities
 Act Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Certain Relationships and Related Transactions . . . . . . . . . . . . 22
Description of Business. . . . . . . . . . . . . . . . . . . . . . . . 23
     Why Hemp? . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     The Activewear Industry . . . . . . . . . . . . . . . . . . . . . 24
     Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     Trade Regulatory Environment. . . . . . . . . . . . . . . . . . . 26
     The Hemptown Way. . . . . . . . . . . . . . . . . . . . . . . . . 26
     A Hemptown Friendly Tomorrow. . . . . . . . . . . . . . . . . . . 28
     Hemptown's Target Markets . . . . . . . . . . . . . . . . . . . . 31
     Governmental Regulations. . . . . . . . . . . . . . . . . . . . . 32
     Environmental Regulation. . . . . . . . . . . . . . . . . . . . . 32
     Reports to Security Holders . . . . . . . . . . . . . . . . . . . 32
     Enforceability of Civil Liabilities Against Foreign Persons . . . 33
Management's Discussion and Analysis or Plan of Operation. . . . . . . 33
     Overview. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     Management's Discussion and Analysis for the Three Month
      period ended March 31, 2003. . . . . . . . . . . . . . . . . . . 34
     Management's Discussion and Analysis for the Year Ended
      December 31, 2002. . . . . . . . . . . . . . . . . . . . . . . . 35

     Management's Discussion and Analysis for the Year Ended
      December 31, 2001. . . . . . . . . . . . . . . . . . . . . . . . 37
     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . 39
     Management and Financial Controls . . . . . . . . . . . . . . . . 39
     Business Risks and Future Outlooks. . . . . . . . . . . . . . . . 39
Certain Relationships and Related Transactions . . . . . . . . . . . . 39
Market for Common Equity and Related Stockholder Matters . . . . . . . 39
     Pooling Agreement . . . . . . . . . . . . . . . . . . . . . . . . 42
     Exchange Controls . . . . . . . . . . . . . . . . . . . . . . . . 43
     Taxation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . 45
     Aggregated Option/SAR Exercises During the Most Recently Completed
      Financial Year and Financial Year-End Option/SAR Values. . . . . 45
     Option/SAR Grants . . . . . . . . . . . . . . . . . . . . . . . . 46
     Proposed Compensation . . . . . . . . . . . . . . . . . . . . . . 47
     Employment Agreements . . . . . . . . . . . . . . . . . . . . . . 47
     Long Term Incentive Plans - Awards in Last Fiscal Year. . . . . . 47
     Employee Pension, Profit Sharing Insurance or Other Retirement
      Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     Compensation of Directors . . . . . . . . . . . . . . . . . . . . 47
     Compensation Committee Interlocks and Insider Participation . . . 48
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . 48
Indemnification of Directors and Officers. . . . . . . . . . . . . . II-1
Other Expenses of Issuance and Distribution. . . . . . . . . . . . . II-1
Recent Sales of Unregistered Securities. . . . . . . . . . . . . . . II-2
Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . II-3
Undertakings . . . . . . . . . . . . . . . . . . . . . . . . . . . . II-4
Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . II-5
Exhibit Index. . . . . . . . . . . . . . . . . . . . . . . . . . . . II-6

                  Summary Information and Risk Factors.


Prospectus Summary

This summary provides a brief overview of key aspects of this offering and our company. Because this is only a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus carefully, including "Risk Factors" and our financial statements and the related notes, before making an investment decision regarding our common stock. References herein to "we", "us", "our", or "Hemptown" refer to Hemptown Clothing Inc.


     Company Overview

Hemptown is a development-stage company with limited current operations and net losses aggregating approximately $(425,121) up to December 31, 2002. Hemptown is an activewear manufacturer that specializes in the manufacture of T-shirts, ball caps, and other select activewear products with the main source of material coming from hemp. Hemp is a centuries old plant that is hardy, strong and grows largely pest free. The common sense advantages of this rugged crop are many, and they extend right through the value chain. Benefits to the farmers include little requirement for pesticides, high climate adaptability and improved soil quality. We intend to move market share from cotton products to our 55/45% blend of hemp/cotton products which reduces pollution from pesticides and synthetic fertilizers by more than half, while maintaining a comfortable, cost efficient garment. Currently, we are manufacturing the finished product in both Canada and in China.

We were incorporated under the laws of the Province of British Columbia, Canada on October 6, 1998 and have a December 31 fiscal year end.

Our mailing address is 1307 Venables Street, Vancouver, British Columbia, Canada, V5L 2G1 and our telephone number is (604) 255-5005.


     Selling Security Holders

This prospectus relates to the registration for resale of 2,085,534 shares of our common stock, 200,000 shares of our common stock issuable upon the exercise of outstanding warrants and 150,000 shares of our common stock issuable upon the exercise of outstanding warrant units.
Our outstanding securities are held by 30 security holders. The selling security holders will offer and sell the shares of outstanding common stock at a price of $0.50 per share, the shares of common stock underlying the outstanding warrants at a price of $0.25 per share and the shares of common stock underlying the outstanding warrant units at a price of $2.00 per share, until our securities are quoted on the OTC Bulletin Board (or other specified market) and thereafter at prevailing market prices or privately negotiated prices. The reason for the difference in the price is that the selling security holders will be selling their securities at the price they paid for such securities. We will not receive any proceeds from the sale of the securities by the selling security holders, other than the exercising of outstanding warrants and warrant units, if any.

                              The Offering
Number of shares of common stock outstanding    11,714,535 shares.  This number does not
prior to this offering                          include shares reserved for issuance upon
                                                exercise of outstanding stock options,
                                                warrants, warrant units, or piggyback
                                                warrants.

Number of shares of common stock outstanding    12,064,535 shares.  This number assumes
after this offering                             the exercise of all outstanding warrants
                                                and warrant units to purchase in aggregate
                                                350,000 shares of our common stock.

Common stock offered by selling security        2,435,534 shares.  This figure includes
holders                                         2,085,534 shares of common stock already
                                                issued and held by certain selling security
                                                holders, the 200,000 shares of common stock
                                                issuable upon the exercise of outstanding
                                                warrants held by a selling security holder
                                                and the 150,000 shares of common stock
                                                issuable upon the exercise of outstanding
                                                warrant units held by a selling security
                                                holder.

     Summary Financial Data

The following table summarizes the consolidated financial data for our business for the years ended December 31, 2002, 2001, and for the three month periods ended March 31, 2003 and 2002. You should read the following summary financial data together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our Consolidated Financial Statements and the corresponding notes thereto, appearing elsewhere in this prospectus.

                                                            Statement of Operations(1)
                                               Year ended December 31,       3 Months Ended Mar. 31,
                                                 2002           2001           2003           2002
Revenues                                     $  497,409     $  126,068     $  139,145     $   66,988

Gross Margin                                    108,633         38,507         26,349        (12,661)

Net Loss                                       (270,970)       (94,391)      (147,766)       (99,102)
Basic and Diluted Earnings (Loss) Per Share        (.02)          (.01)          (.01)          (.01)

                                                                    Balance Sheet
                                                     December 31,                   March 31,
                                                 2002           2001           2003           2002
Cash                                         $  125,454     $   75,640     $   51,681     $   249,672
Current Assets                                  464,490        145,200        340,431         437,172
Total Assets                                    504,709        155,013        407,737         448,870
Current Liabilities                             167,020         31,185        153,108          55,300
Total Liabilities                               167,485         81,644        153,589          55,300
Shareholders' Equity (Deficiency)               337,224         73,369        254,148         393,570

(1) Unless otherwise indicated, all references to "$" or dollars in this prospectus refer to United States Dollars. As of March 31, 2003, the exchange rate was U.S. $1.00 for $1.4729 Canadian Dollars.

Risk Factors

Before you invest in our common stock, you should be aware that such an investment involves various risks, including those described below. You should carefully consider these risks as well as all of the other information contained in this prospectus before making a decision to invest in our common stock. As a consequence of any of the following risks, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our common stock could decline, and you could lose all or part of your investment.

We have incurred losses and need to raise capital to continue our operations and growth and if we are unable to secure such financing, we may not be able to expand our business and may even not be able to support our operations

We have never been profitable and historically have relied solely on funds raised by the issuance of shares of our common stock to fund our development. We have incurred losses totaling $(425,121) up to December 31, 2002 and are currently operating at a loss. We may need to seek capital by way of an offering of our equity securities, an offering of debt securities, or by obtaining financing through a bank or other entity. We have not established a limit as to the amount of debt we may incur nor have we adopted a ratio of our equity to debt allowance. If we need to obtain additional financing, there is no assurance that financing will be available from any source, that it will be available on terms acceptable to us, or that any future offering of securities will be successful. If additional funds are raised through the issuance of equity securities, there may be a significant dilution in the value of our outstanding common stock. We could suffer adverse consequences if we are unable to obtain additional capital which would cast substantial doubt on our ability to continue our operations and growth.

We may face cash flow shortages due to the beneficial credit terms we make available to our customers as compared to our suppliers, which requires us to have an infusion of cash or else we may have to curtail or cease operations

Due to the shorter credit terms made available to us from the raw material providers from whom we buy product, as compared to the credit terms made available by us to our customers, we, from time-to-time, require infusions of cash in order to maintain our preferential buying/purchasing terms with our suppliers. Such cash flow needs are also affected by the timing of large purchases by us, which we make from time-to-time to take advantage of favorable pricing opportunities. To date, we have satisfied these cash requirements by private sales of our equity securities. We continue to seek financing to provide us with liquidity to meet our future needs. There is no assurance that we will be able to obtain such financing on commercially reasonable terms, or otherwise, or that we will be able to otherwise satisfy our short-term cash flow needs from other sources in the future.

The Company is young, and relatively poorly financed. If a large purchaser of the Company's goods failed to pay, the Company would be put in a difficult financial position from which it may not be able to recover.

Our success depends on the ability of our fabric producers with whom we have business arrangements to provide raw materials on a consistent basis in order for us to continue operations

We depend on a small number of overseas fabric producers to provide the raw material from which we make our products. Failure to maintain continuous access to this raw material would have a materially adverse affect on our business, including possibly requiring us to significantly curtail or cease our operations. Fabric producers may experience equipment failures and service interruptions, over which we have no control, which could adversely effect customer confidence, our business operations and our reputation.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares

There is currently no established public trading market for our securities. We can give no assurance that an active trading market in our securities will develop or, if developed, that it will be sustained. We intend to apply for admission to quotation of our securities on the OTC Bulletin Board and, if and when qualified, we intend to apply for admission to quotation on the NASDAQ SmallCap Market. If for any reason our common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and it is possible that none will do so.

The shares available for sale immediately by the selling securityholders along with shares available pursuant to Rule 144 could significantly reduce the market price of our common stock, if a market should develop

If a market should develop for the shares of our common stock, the market price could drop if a substantial amounts of shares available for public sale without any increase to our capitalization are sold in the public market or if the market perceives that such sales could occur. After a one-year holding period our restricted shares of common stock will become eligible for trading, pursuant to Rule 144, without any additional payment to us or any increase to our capitalization. Of the 11,714,535 shares of common stock currently outstanding, 2,085,534 shares of the common stock are being registered for sale. Our affiliates will be subject to the limitations of Rule 144, including its volume limitations in the sale of their shares. An aggregate of 5,303,005 (45.3%) of the outstanding shares of our common stock are held by officers, directors, affiliates and entities controlled by them and are subject to the limitations of Rule 144. A drop in the market price could adversely effect holders of our common stock and could also harm our ability to raise additional capital by selling equity securities.

We rely on vendors and independent distributors who are not under our control and if such vendors or independent distributors increase costs to us, then we may not be able to continue operations

We have relied on and will continue to rely on vendors and independent distributors who are not employees of ours, to distribute, market and sell our products. We have no long-term contractual relationship with these vendors and distributors. While we believe that vendors and distributors will continue to provide their services, there can be no assurance that the vendors and distributors will be available in the future, and if available, will be available on terms deemed acceptable to us. Any such delay or increased costs could have a materially adverse effect on our business.

The concentration of ownership of the shares of our common stock may discourage purchases of our common stock by persons who might otherwise seek to gain control of us

Our executive officers and directors, together with entities affiliated with them, currently beneficially own in excess of 45% of our outstanding common stock, and they are able to exercise a controlling influence over the election of our directors and other matters requiring stockholder approval, including change of control transactions. The effect of such management control could be to delay or prevent any change of our management control.

Since a majority of our officers and directors reside outside of the United States, it may be difficult, if not impossible, for an investor to enforce a judgment from a united states court based on United States law in a Canadian court against us or our officers or directors

We are a company incorporated under the laws of the Province of British Columbia, Canada. A majority of our directors and officers reside in Canada. Because all or a substantial portion of our assets and the assets of these persons are located outside the United States, it may be difficult for an investor to sue, for any reason, us or any of our directors or officers outside the United States. If an investor was able to obtain a judgment against us or any of our directors or officers in a United States court based on United States securities laws or other reasons, it may be difficult, if not impossible, to enforce such judgment in Canada. We have been advised by our Canadian counsel that there is doubt as to the enforceability, in original actions in Canadian courts, of liability based upon the United States Federal securities laws and as to the enforceability in Canadian courts of judgments of United States courts obtained in actions based upon the civil liability provisions of the United States Federal securities laws. Therefore, it may not be possible to enforce those actions against us or any of our directors or officers.

Disclosure Regarding Forward-Looking Statements

This prospectus includes "forward-looking statements". For example, statements included in this prospectus regarding our financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future demand for our services and products, supply, costs, marketing and pricing factors are all forward-looking statements. When we use words like "intend," "anticipate," "believe," "estimate," "plan" or "expect," we are making forward-looking statements. We believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, and are based on information available to us on the date of this prospectus. We cannot, however, assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. We have disclosed certain important factors that could cause our actual results to differ materially from our current expectations under "Risk Factors" and elsewhere in this prospectus. You should understand that forward-looking statements made in connection with this offering are necessarily qualified by these factors. We are not undertaking to publicly update or revise any forward-looking statement if we obtain new information or upon the occurrence of future events or otherwise.


                            Use of Proceeds.

The shares of common stock covered by this prospectus are to be sold by our shareholders and other than $50,000 we may receive if all of the outstanding warrants are exercised and $300,000 we may receive if all the outstanding warrant units are exercised, we will not receive any proceeds from such sales.


                    Determination of Offering Price.

Our shares are not currently traded on any national market.

The shares of common stock covered by this prospectus are to be sold by our security holders. The price at which our selling security holders will sell their shares of our common stock at prior to being listed on the OTC Bulletin Board (or other specified market) is set out hereinbelow under the heading "Plan of Distribution". Once our common stock is listed on the OTC Bulletin Board (or other specified market), then our selling security holders will sell their shares at the prevailing market prices or privately negotiated prices.


                                Dilution.

The shares of our common stock covered by this prospectus are to be sold by our security holders. We are not selling any common equity through this registration. Therefore, this item is not applicable to us.


                        Selling Security Holders.

On July 1, 2003, there was 11,714,535 shares of our common stock issued, 839,000 shares of our common stock issuable upon the exercise of outstanding stock options, of which all options granted have vested, 200,000 shares of our common stock issuable upon the exercise of outstanding warrants, 150,000 shares of our common stock issuable upon the exercise of outstanding warrant units, 900,000 shares of our common stock issuable upon the exercise of warrant units that have been allotted but not issued as they have not been earned at this time, and 1,050,000 shares of our common stock issuable upon the exercise of piggyback warrants which will be issued if the warrant units, of which 150,000 have been issued and 900,000 which have been allotted but not issued, are exercised. The warrant units will be earned by two certain companies under certain loan agreements whereby for every US$2.00 lent to Hemptown by one of the companies, that certain company will receive one warrant unit. However, the two certain companies do not have any obligation to loan funds to Hemptown under such loan agreements. In addition, Hemptown has the right to refuse to accept any loans from either company. Each warrant unit consists of a right to purchase one share of our common stock for US$2.00 per share plus one piggyback warrant. Each piggyback warrant consists of a right to purchase one share of our common stock for US$4.00 per share. A warrant unit holder has three years from the date of issue of the warrant unit to exercise the warrant units and one year from the exercise of the warrant units to exercise the piggyback warrants. As of July 1, 2003, our outstanding securities were held by 30 security holders.

The 887,000 stock options that were granted by us to nine of our security holders on November 23, 2001, were subject to the following vesting provisions: (i) the vesting period began on June 1, 2002; (ii) on June 1, 2002, 1/12 of the options issued to a security holder will vest; and
(iii) an additional 1/12 of the options will vest on the first of each subsequent month. An additional 80,000 stock options were granted by us to Mr. Joel Solomon on May 23, 2002, of which all of these stock options vested on March 8, 2003, and expired on March 23, 2003. However, Mr. Joel Solomon exercised all 80,000 of his stock options on March 22, 2003 prior to their expiry. On February 13, 2003, 48,000 of the 50,000 stock options that were granted on November 23, 2001 to Mr. David Solomon were cancelled.

All of our security holders with the exception of Messrs. Ken Lelek, Helen Hrescak, William Nikolai, Susan Jeske, Tim Lelek, Diane Friesen, Kevin Friesen, Troy Taillon, Shawn Lelek, David Lukinuk, Joel Solomon, Chris Zacharias, Michelle McQueen, and Renewal Partners have entered into a pooling agreement dated the 8th day of April, 2002 aggregating 9,199,001 shares of our common stock. The pooled shares of common stock were deposited with an escrow agent, United Capital Securities Inc. Of the 9,199,001 shares of our common stock being pooled, only 850,000 of the pooled shares are being registered for sale herein on behalf of certain selling security holders. For details with respect to the release of the pooled shares - See "Market for Common Equity and Related Stockholder Matters - Pooling Agreement".

All of the selling security holders' shares registered hereby will become tradable on the effective date of the registration statement of which this prospectus is a part.

The following table sets forth as of July 1, 2003:

*    the name and address of each selling security holder;
*    the number of shares of our common stock beneficially owned;
*    the number of shares of our common stock being offered herein;
*    the relationship of the security holder to Hemptown;
* the percentage of shares of our common stock owned prior to the offering, and
* the amount and percentage of shares of our common stock owned after the offering.

                      Number of         Number of                     Percentage of     Amount and
                      shares            shares                        stock owned       percentage of
Name &                beneficially      offered       Relationship    prior to the      stock owned after
address               owned(1)          herein        to Hemptown     offering(2)       the offering(3)
-------               --------          ------        -----------     -----------       ---------------

Lukinuk, David          15,000           15,000       None             (*)%              Nil (*)%
1561 Griffiths Pl.
Kelowna, B.C.
V1Z 2T7

Friesen, Diane          41,000(4)         7,000       Employee         (*)%              Nil (*)%
111 W. 11th Ave.
Vancouver, B.C.
V5Y 1S8

Drake                  418,400(5)       218,400       None             3.51%             200,000 (1.68%)
Enterprises Ltd.
6125 Patrick St.
Burnaby, B.C.
V6P 5Z9

                                 Page 9

Amoretto, Frank        585,067          585,067       None             5.00%             Nil (*)%
6125 Patrick St.
Burnaby, B.C.
V5J 3B7

Friesen, Kevin          41,000(6)        22,000       Employee         (*)%              Nil (*)%
111 W. 11th Ave.
Vancouver, B.C.
V5Y 1S8

Hopkins, Jim           585,067          585,067       None             5.00%             Nil (*)%
10729 Chestnut Pl.
Surrey, B.C.
V4N 1W4

Hrescak, Helen          20,000           20,000       None             (*)%              Nil (*)%
4776 Collingwood St.
Vancouver, B.C.
V6S 2B4

Jeske, Susan             2,000            2,000       None             (*)%              Nil (*)%
111 W. 11th Ave.
Vancouver, B.C.
V5Y 1S8

Lelek, Ken           1,086,499(7)        45,000       None             9.27%             1,041,499 (8.89%)
4670 Piccadilly S.
West Vancouver, B.C.
V7W 1J7

Lelek, Shawn            10,000           10,000       None             (*)%              Nil (*)%
2129 Matheres Avenue
West Vancouver, B.C.
V7V 2H3

Lelek, Tim              10,000           10,000       None             (*)%              Nil (*)%
306-1489 Marine Drive
West Vancouver, B.C.
V7T 1B8

Lelek, William         150,000          150,000       None             1.28%             Nil (*)%
4670 South Piccadilly Road
West Vancouver, B.C.
V7W 1J7

Nikolai, William         2,000            2,000       None             (*)%              Nil (*)%
603-1818 W. 6th Ave.
Vancouver, B.C.
V6J 1R6

Phillips, Leslie       400,000          400,000       None             3.41%             Nil (*)%
1201-150 E. Kieth Rd.
North Vancouver, B.C.
V7L 1T8

                                 Page 10

Renewal Partners        92,000(8)        12,000       None             (*)%              Nil (*)%
610-220 Cambie St.
Vancouver, B.C.
V6B 2M9

Taillon, Troy            2,000            2,000       None             (*)%              Nil (*)%
6188 Waltham Ave.
Burnaby, B.C.
V5H 3V1

(*)  Represents less than 1% of our outstanding shares of common stock.
(1) These figures includes all of the shares of our common stock beneficially owned by such individual including all options and outstanding warrants that are exercisable within 60 days of July 1, 2003.
(2) This represents the percentage of shares of our common stock owned by the security holder as at July 1, 2003. In calculating this percentage, all options and warrants exercisable within sixty days were included in the denominator, as applicable for each individual.
(3) Individual security holders may or may not choose to sell some or all of their securities at their discretion any time after the registration is complete. These figures assume the sale of all of the shares offered by the selling security holders.
(4) This figure includes 7,000 shares of our common stock held directly by Mrs. Friesen, 22,000 shares of our common stock held by Mr. Kevin Friesen, Mrs. Friesen's husband, 4,000 shares of our common stock underlying options held directly by Mrs. Friesen and 8,000 shares of our common stock underlying options held directly by Mr. Friesen.
(5) This figure includes 218,400 shares of our common stock held directly by Drake Enterprises Ltd. and 200,000 warrants whereby each warrant entitles the holder to purchase one share of our common stock at an exercise price of US$0.25 per share. The beneficial owners of Drake Enterprises Ltd. are Donna Taylor and Suzanne MacDonald, both of Vancouver, British Columbia.
(6) This figure includes 22,000 shares of our common stock held directly by Mr. Friesen, and 7,000 shares of our common stock held by Mrs. Diane Friesen, Mr. Friesen's wife.
(7) This figure includes 45,000 shares of our common stock held directly by Mr. Lelek and 1,041,499 shares of our common stock held by Imperial Trust of which Mr. Lelek is the beneficial owner.
(8) This figure includes 12,000 shares of our common stock held directly by Renewal Partners and 80,000 shares of our common stock held directly by Mr. Joel Solomon of Vancouver, British Columbia, who is the beneficial owner of Renewal Partners.

The following table sets forth as of July 1, 2003:

*    the name and address of each selling security holder;
*    the number of shares of our common stock beneficially owned;
* the number of shares of our common stock underlying outstanding warrants and warrant units being offered herein;
*    the relationship of the security holder to Hemptown;
* the percentage of shares of our common stock owned prior to the offering; and
* the amount and percentage of shares of our common stock owned after the offering.

                      Number of         Number of                     Percentage of     Amount and
                      shares            warrant shares                stock owned       percentage of
Name &                beneficially      offered       Relationship    prior to the      stock owned after
address               owned(1)          herein        to Hemptown     offering(2)       the offering(3)
-------               --------          ------        -----------     -----------       ---------------
Drake                  418,400(4)(5)    200,000       None             3.51%             218,400 (1.83%)
Enterprises Ltd.
1450 S.W. Marine Dr.
Vancouver, B.C.
V6P 5Z9

                                 Page 11

McQueen,               300,000(6)       150,000       None             2.50%             150,000 (1.25%)
Michelle
404-150 Alexander St.
Vancouver, B.C.
V6A 1B5

(*)  Represents less than 1% of our outstanding shares of common stock.
(1) These figures includes all share of our common stock beneficially owned by such individual and assumes the exercise of all outstanding warrants and the exercise of all outstanding warrant units.
(2) This represents the percentage of shares of our common stock owned by the security holder as at July 1, 2003, assumes that all outstanding warrants have been exercised, that all outstanding warrant units have been exercised and that all piggyback warrants that are to be issued upon exercise of the warrant units have been issued and exercised. In calculating this percentage, all shares of our common stock underlying the warrants, warrant units and piggyback warrants were included in the denominator, as applicable to such individual.
(3) Individual security holders may or may not choose to sell some or all of their securities at their discretion any time after the registration is complete. These figures assume the sale of all of the shares of our common stock underlying the warrants or warrant units offered by the selling security holders.
(4) This figure includes 218,400 shares of our common stock held directly by Drake Enterprises Ltd. and 200,000 warrants that were issued to Drake Enterprises Ltd. on October 17, 2002. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of US$0.25 per share.
(5) The beneficial owners of Drake Enterprises Ltd. are Donna Taylor and Suzanne MacDonald, both of Vancouver, British Columbia.
(6) This figure includes 150,000 warrant units that were issued to Ms. McQueen on October 17, 2002, and 150,000 piggyback warrants which form part of the warrant units.


                          Plan of Distribution.

We are registering 2,435,534 shares of our common stock covered by this prospectus on behalf of the selling security holders, which includes 2,085,534 shares of our common stock already issued and held by the selling security holders, 200,000 shares of our common stock issuable upon the exercise of outstanding warrants and 150,000 shares of our common stock issuable upon the exercise of outstanding warrant units. We will not receive any proceeds from the sale of any shares by the selling security holders. We will pay the costs and fees of registering our common stock, but the selling security holders will pay any brokerage commissions, discounts or other expenses relating to the sale of their common stock.

The shares owned by the selling security holders are being registered pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the selling security holder's shares offered under Rule 415, we have made certain undertakings in Part II of the registration statement of which this prospectus is a part pursuant to which, in general, we have committed to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.

Sales of the securities by affiliates of Hemptown are subject to the volume limitations imposed by Rule 144 even after registration of such securities. An affiliate who holds unrestricted securities may sell, within any three month period, a number of our shares that does not exceed the greater of one percent of the then outstanding shares of the class of securities being sold or, if our securities are trading on the NASDAQ

Stock Market or an exchange at some time in the future, the average weekly trading volume during the four calendar weeks prior to such sale.

The selling security holders will offer and sell the shares of outstanding common stock at a price of $0.50 per share, the shares of common stock underlying the outstanding warrants at a price of $0.25 per share and the shares of common stock underlying the outstanding warrant units at a price of $2.00 per share, until our securities are quoted on the OTC Bulletin Board (or other specified market) and thereafter at prevailing market prices or privately negotiated prices. The reason for the difference in the price is that the selling security holders will be selling their securities at the price they paid for such securities.

In effecting sales, brokers and dealers engaged by the selling security holders, may arrange for other brokers or dealers to participate.
Brokers and dealers may receive commissions, discounts or concessions for their services from the selling security holders or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. These commissions or discounts are not expected to exceed those customary in the types of transactions involved.

The selling security holders and any broker-dealer or agent involved in the sale or resale of the common stock may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, and a portion of any proceeds of sale and the broker-dealers' or agents' commissions, discounts, or concessions may be deemed to be underwriters' compensation under the Securities Act.

In addition to selling their shares of our common stock under this prospectus, the selling security holders may transfer their common stock in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; and the sale of such shares may be made by such transferees in the public securities markets by delivery of this prospectus to the buyers in such transactions. However, if the transferee received the shares of our common stock subsequent to the effective date of this registration statement, then such transferee must be named as a selling security holder in a prospectus supplement.

We have informed the selling security holders that the anti manipulation provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended, may apply to the sales of their shares offered by this prospectus, and we have also advised the selling security holders of the requirement for delivery of this prospectus in connection with any sale of the common stock offered by this prospectus.


                           Legal Proceedings.

There are currently no legal proceedings involving Hemptown Clothing Inc. We are not aware of any proceedings being contemplated by any governmental authority.


      Directors, Executive Officers, Promoters and Control Persons.

Directors and Executive Officers

The following table sets forth, as of July 1, 2003, the name, age and position of our directors and executive officers.

NAME               AGE    OFFICES HELD
----               ---    ------------

Jerry Kroll        41     Chairman of the Board, CEO, President
Jason Finnis       31     Director, COO, Secretary, Treasurer
Larisa Harrison    30     Director, VP Administration
Robert Edmunds     44     Director, CFO, Principal Accounting Officer
Lesley Hayes       40     Director, VP Communications

The Directors hold their positions until the next annual general meeting of Hemptown's shareholders or until their successors are duly elected and qualified. Hemptown's executive officers serve at the pleasure of the Board of Directors.

The backgrounds of our directors and executive officers are as follows:

JERRY KROLL, Vancouver B.C. From 1989 to Present, Mr. Kroll owned and operated Ascend Sportmanagement Inc. as an Indycar Race Driver Agent and Sponsorship Manager. Mr. Kroll travelled extensively throughout North America and Australia with the Championship Auto Race Teams Series (CART) as Agent for several race drivers in Indy, Indy Lights and Toyota Formula Atlantic including Michael Valiante, Bill Lester, Scott Dixon, Guy Smith, Greg Moore, Scott Goodyear, Buddy Lazier, Stefan Johansson, Trevor Seibert, Dominic Dobson, Scott Sharp, Ross Bentley, Curtis Spicer, Payton-Coyne Racing, Jim Hall Racing, Tony Bettenhausen Motorsports, PacWest Racing, Arciero Wells Racing, Project Indy Racing and others. Corporate clients of Ascend Sportsmanagement Inc. have included SmarTire Systems Inc., Century 21, Uniglobe Travel, Agfa Film\Bayer, Rain-X (Unelco), Royal Oak Charcoal, PowerBar Foods, Pepsi, 7-Eleven Stores, CH Products, Nova Chemicals, STP/First Brands, Tissot Swiss Watches, McCain Foods, Northern Telecom, Leaf Canada (Jolly Rancher), Moet and Chandon Champagne, Land Rover Canada, Molson Breweries, Glentel Communications, Esso, The Royal Canadian Mint, Holiday Inn, The Jim Pattison Group, Deans Knight Capital Management Ltd., and Merlin Beverages. Experience includes International Tradeshows and displays, Team, Sponsor and Media Relations, Advertising co-promotions, Corporate Sales Networking, Communications, Strategic Marketing and Career Planning, and Financial Projections and Planning. In 1996, Mr. Kroll was a partner in International Karting Circuit Ltd., a 25,000 sq. ft. indoor kart racing facility, which was the first indoor kart track in western Canada. Mr. Kroll held the position of Vice-President of Marketing. Also in 1996, Mr. Kroll was the Owner, President, General Manager and Director of Marketing and Sponsorship of Vancouver International Air Races and Airshow Ltd. Through this company, Mr. Kroll produced and stages on August 17 and 18, 1996 at Boundary Bay, Delta, British Columbia, Canada's first ever airplane race, which featured 16 International Formula One Aircraft racing wing tip to wing tip at 500 km/h at just 35 feet off the ground, around a 3 mile oval. This event attracted over 15,000 spectators and 31 Sponsor Companies, becoming one of Delta's largest ever events. Experience includes all negotiations with Transport Canada, Corporation of Delta, Police, Fire and Engineering, Boundary Bay Airport Corp., International Formula One Air Racing Association, and all suppliers and contractors. Mr. Kroll managed relations with media, volunteers, vendors, and local residents to assist in accommodating the requirements of Transport Canada. From 1998 to Present, Mr. Kroll has been involved in Hemptown as a Co-Founder, CEO, President and Director. Hemptown is an environmentally friendly manufacturer of clothing products. Mr. Kroll has broad marketing experience including wholesale and retail companies, as well as a background in the operation of franchise systems. From 1999 to Present, Mr. Kroll has been the Project Coordinator for Active Mountain Entertainment Inc., which owns Active Mountain Raceway located in Merritt, British Columbia, a 280 acre International calibre motorsports park for major events. From 2001 to Present, Mr. Kroll has been the President and C.E.O. of Corbin Moptors Vancouver, Inc., a Canadian licensee of all electric, 3 wheeled commuter vehicles being organized for production in Canada.

JASON FINNIS, Vancouver B.C. From 1998 to Present, Mr. Finnis has been involved in Hemptown as a Co-Founder, C.O.O., Secretary, Treasurer and a Director. Mr. Finnis has been responsible for all aspects of this start up apparel manufacturing company. Mr. Finnis has established ties with U.S. based and International fabric suppliers and dye houses. He ensured quality control from raw materials to finished goods. Mr. Finnis was responsible for ensuring legal compliance in textile labeling and construction. He established a local skilled manufacturing base capable of producing more than 50,000 garments/month. Mr. Finnis negotiated pricing, delivery times, and payment terms with local subcontracted
companies.   Mr.

Finnis grew domestic and international sales of Hemptown's products through a multi faceted sales approach including internet, telephone, and trade shows. He identified unique sales strategies with consumers to convince them of the additional value of Hemptown's products. In late 1999, Mr. Finnis oversaw the implementation of a Chinese production office. He negotiated exclusive contracts with all key production personnel. Product pricing, payment terms and quality control were also directly supervised Mr. Finnis. Mr. Finnis negotiated extended payment terms without the need for Letters of Credit with certain suppliers in 2002. In addition to the above, Mr. Finnis is responsible for organizing all domestic and international trade show appearances and was instrumental in growing Hemptown's sales. In 1998, Mr. Finnis established ties with the Canadian Federal Government and through working with the Department of International Trade and Foreign Affairs was able to eliminate the tariffs on imported hemp fabric saving Hemptown 10% on its raw material expenditures. Mr. Finnis has been a sought after speaker at many North American universities and conferences speaking on a wide variety of business and industrial hemp related topics. Mr. Finnis attended the University of Victoria in the Faculty of Fine Arts, and possesses broad experience in apparel manufacturing, marketing and sales.

LARISA HARRISON, Vancouver B.C. Ms. Harrison has been the Vice President of Administration and a Director of Hemptown since December 15, 2000.
Ms. Harrison has been working in the hemp clothing industry since 1995. Ms. Harrison was instrumental in creating the growth in demand for Hemptown's products over the past years. Ms. Harrison possesses extensive experience in the apparel industry, network administration, and graphic design. From May 1998 to February 1999, Ms. Harrison was the Production and Sales Assistant for Jana International. In this position, Ms. Harrison acted as a liaison between customers and oversaw production facilities for this multimillion-dollar apparel company. She was responsible for overseeing garment production from purchase order generation, notion and sample approval, order generation and invoicing via internal systems and EDI, ensuring all productions conformed to vendor compliance agreements with large retail department stores, and ensuring proper financial instruments in place before orders were delivered. She was also responsible for managing sales representatives in all major Canadian territories, distributing sample packs, and generation of monthly commissions reports. From February 1998 to 2002, Ms. Harrison was self-employed under Larisa Harrison Consulting as an Administrative Consultant. Ms. Harrison provided database development for Macintosh networks including consultation with business owners, design, programming, implementation, production of operations manuals, and staff training. She also provided network administration services including phone and on-site technical support, network troubleshooting, and implementation of automated back-up systems. In addition, Ms. Harrison offered bookkeeping services including preparation of monthly financial statements, Accounts Payable, monthly sales analysis, payroll, and co-ordination or year-end reviews with companies accounting firm.
She also reviewed and redesigned company forms and procedures. During this time Ms. Harrison's primary clients included Dr. Braun Inc. and Vancouver Laser and Skin Care Centre Inc., Western Canada's first and largest Hair removal clinic where she performed the above duties as well as converting their offices from a paper chart system to virtually paperless charting system that tracked patient charts, customer lead tracking, sales tracking, customer schedules and payments, and marketing consulting on local advertising campaigns and promotions. Other companies Ms. Harrison provided work for include Vinyl by Design and
Ecosource Paper.   Ms. Harrison is a graduate of the University of
Victoria with a Fine Arts degree from the School of Music.

ROBERT EDMUNDS, C.A., Calgary, AB. Mr. Edmunds has been the C.F.O., Principal Accounting Officer and a Director of Hemptown since December 15, 2000. Mr. Edmunds duties and responsibilities include oversight of financial statement preparation, preparation of forecasts and proforma statements and reporting to the Board of Directors. Mr. Edmunds devotes approximately 10% of his time to his duties and responsibilities as C.F.O. of Hemptown. From 1992 to 1999 Mr. Edmunds was the sole proprietor of R.S. Edmunds, Chartered Accountant, a public accounting practice providing accounting and financial consulting services to a variety of small and medium size businesses and individuals in Western Canada. Mr. Edmunds is a director of No Drama Media Corp. a private business consultancy. In 1999 and 2000 No Drama Media Corp. provided contract accounting services for the production and distribution of the IMAX feature length motion picture, "Extreme". These services included preparation of accounts and financial statements and oversight of external audits. From 2000 to present No Drama Media Corp. has provided contract services to NETeller Inc., an online payment processing system. Mr. Edmunds serves as NETeller's contract C.F.O. and oversees the accounting department, has designed and implemented the accounting system and is responsible for financial statement preparation. This contract accounts for approximately 90% of Mr. Edmunds time. Mr. Edmunds attended the University of Calgary and received a Bachelor of Commerce Degree with Distinction in 1981. In addition, Mr. Edmunds received his Chartered Accountant designation in Alberta in 1992.

LESLEY HAYES, Calgary, AB. Ms. Hayes has been the Vice President of Communications and a Director of Hemptown since December 15, 2000. Form 1987 to 1992, Ms. Hayes was the founder and President of Electraslide Corporation. Electraslide provided corporate communication services to medium and large size companies in Western Canada. Ms. Hayes' responsibilities included marketing, business development, production and
management of a staff of 8.   In 1992, Electraslide merged with Vicom
Multimedia Inc. and Ms. Hayes became a Vice President, General Manager, Calgary and Director of Vicom. Her responsibilities included management of the Calgary operation and development, marketing and management of new products. Ms. Hayes left Vicom in 1997. From 1997 to 1999 Ms. Hayes was the founder and President of Capital Influence Investor Relations. This investor relations consulting practice provided strategic planning, marketing and front line investor relations services to a diverse range of clients listed on the TSE and CDNX. Ms. Hayes delivered front line and strategic services to clients in the real estate, manufacturing, mining and corporate communications sectors. From 1999 to 2002 Ms. Hayes was the Practice Manager, Creative Services of Burntsand Inc. (TSE: BRT). Her role was to design and build a new department and revenue stream for the company. Her responsibilities and duties also included marketing and partner relations for Western Canada and delivery of client engagements in L.A., Houston, Vancouver, New York and Calgary. Ms. Hayes also led an internal project to upgrade, redesign and 'webify' all internal Burntsand systems and processes including the roll out of the Balanced Scorecard. From 2002 to Present Ms. Hayes has been a Director of No Drama Media Inc. providing business consultancy services. Ms. Hayes also provides contract facilitation and training in the U.S. and Canada through the International Young Entrepreneur Organization ("YEO"). Ms. Hayes has been a member of the Calgary Chapter of YEO for over 10 years, and served on the Calgary Board for YEO for 5 years. Ms. Hayes has been a Director of Tyler Resources Ltd. (TSE:TYS) and Northern Abitibi Mining Corp. (TSE:NAI) from 1997 to present. Ms. Hayes attended the Alberta College of Art in 1983 taking courses in Visual Communications as well as attended Sheridan College in 1984 taking courses in Computer Graphics.


Significant Employees

There are no other "significant" employees other than those mentioned.


Family Relationships

Larisa Harrison and Jason Finnis are currently engaged to be married, with no current date set for the marriage.

Lesley Hayes and Robert Edmunds are married.


Involvement in Certain Legal Proceedings

There are no legal proceedings pending, or that have occurred in the past five years that are material to an evaluation of the ability or integrity of any persons listed herein as an Officer, Director, or significant employee.

     Security Ownership of Certain Beneficial Owners and Management.


Security Ownership of Certain Beneficial Owners

The following table sets out all persons (including any "group", but excluding management) who is known to us to be the beneficial owner of more than 5% of our outstanding common shares.

Name and address of                Number of               Percentage of
beneficial owner                   shares owned(1)         shares owned(2)
----------------                   ---------------         ---------------
Frank Amoretto                       585,067               5.00%
6125 Patrick St.
Burnaby, B.C.
V5J 3B7

Imperial Trust                     1,086,499(3)            9.27%
C/o David Pedlow
19th Floor
W. Georgia St.
Vancouver, B.C.
V6C 3H4

Jim Hopkins                          585,067               5.00%
10729 Chestnut Pl.
Surrey, B.C.
V4N 1W4

Ken Lelek                          1,086,499(4)            9.27%
4670 Piccadilly S.
West Vancouver, B.C.
V7W 1J7

Plato Trust(5)                       841,499               7.18%
C/o David Pedlow
19th Floor
W. Georgia St.
Vancouver, B.C.
V6C 3H4

Socrates Trust(6)                    991,499               8.46%
C/o David Pedlow
19th Floor
W. Georgia St.
Vancouver, B.C.
V6C 3H4

Techconic Trust(7)                   841,499               7.18%
C/o David Pedlow
19th Floor
W. Georgia St.
Vancouver, B.C.
V6C 3H4

(1) These figures include all of the shares of our common stock beneficially owned by such individual.

(2) This represents the percentage of the shares of our common stock owned by the security holder as of July 1, 2003.
(3) This figure includes 1,041,499 shares of our common stock held directly by Imperial Trust and 45,000 shares of our common stock held by Mr. Ken Lelek of Vancouver, British Columbia, who is the beneficial owner of Imperial Trust.
(4) This figure includes 45,000 shares of our common stock held directly by Mr. Lelek and 1,041,499 shares of our common stock held by Imperial Trust of which Mr. Lelek is the beneficial owner.
(5) The beneficial owner of Plato Trust is Jasvindar Singh of Vancouver, British Columbia.
(6) The beneficial owner of Socrates Trust is Patrick Smith of Vancouver, British Columbia.
(7) The beneficial owner of Techsonic Trust is Julia Raeder of Vancouver, British Columbia.


Security Ownership of Management

The following table sets out the security ownership of all of our directors and officers and assumes the exercise of each directors and officers stock options which have vested and are exercisable within 60 days.

Name and address(1)                Number of               Percentage of
of beneficial owner                shares owned(2)         shares owned(3)
-------------------                ---------------         ---------------

Robert Edmunds                       675,000(4)            5.68%

Jason Finnis                       2,450,000(5)            20.31%

Larisa Harrison                    2,450,000(6)            20.31%

Lesley Hayes                         675,000(7)            5.68%

Jerry Kroll                        2,878,005(8)            24.21%

Executive Officers and             6,003,005(9)            48.35%
Directors as a Group (5 persons)

(1) The address for delivery for all management is C/O Hemptown Clothing Inc., 1307 Venables Street, Vancouver, British Columbia, V5L 2G1
(2) These figures include all of the share of our common stock beneficially owned by such individual and any of the shares of our common stock underlying the options granted to these individuals which have vested and are exercisable within 60 days from July 1, 2003.
(3) This represents the percentage of the shares of our common stock owned by the security holder as at July 1, 2003, and in calculating this percentage, all options which have vested and are exercisable within 60 days of July 1, 2003 have been included in the denominator, as applicable to such individual.
(4) This figure includes 500,000 shares of our common stock held directly by Mr. Edmunds, 125,000 shares of our common stock underlying options which have vested and are exercisable within 60 days held directly by Mr. Edmunds, and 50,000 shares of our common stock underlying options which have vested and are exercisable within 60 days held directly by Ms. Lesley Hayes, Mr. Edmunds' wife.
(5) This figure includes 2,100,000 shares of our common stock held directly and jointly by Mr. Finnis and Ms. Larisa Harrison, Mr. Finnis' fiance who lives in the same household, 175,000 shares of our common stock underlying options which have vested and are exercisable within 60 days held directly by Mr. Finnis, and 175,000 shares of our common stock underlying options which have vested and are exercisable within 60 days held directly by Ms. Larisa Harrison.
(6) This figure includes 2,100,000 shares of our common stock held directly and jointly by Ms. Harrison and Mr. Jason Finnis, Ms. Harrison's fiance who lives in the same household, 175,000 shares of our common stock underlying options which have vested and are exercisable within 60 days held directly by Mr. Finnis, and 175,000 shares of our common stock underlying options which have vested and are exercisable within 60 days held directly by Ms. Larisa Harrison.

(7) This figure includes 500,000 shares of our common stock held directly by Mr. Edmunds, Ms. Hayes' husband, 125,000 shares of our common stock underlying options which have vested and are exercisable within 60 days held directly by Mr. Edmunds, and 50,000 shares of our common stock underlying options which have vested and are exercisable within 60 days held directly by Ms. Lesley Hayes.
(8) This figure includes 2,703,005 shares of our common stock held directly by Mr. Kroll and 175,000 shares of our common stock underlying options which have vested and are exercisable within 60 days held directly by Mr. Kroll.
(9) This figure includes: (i) 500,000 shares of our common stock held directly by Robert Edmunds and 175,000 shares of our common stock underlying options which have vested and are exercisable within 60 days held directly and indirectly by Mr. Edmunds and Ms. Hayes; (ii) 2,100,000 shares of our common stock held directly and jointly by Jason Finnis and Larisa Harrison and 350,000 shares of our common stock underlying options which have vested and are exercisable within 60 days held directly and indirectly by Mr. Finnis and Ms. Harrison; and (iii) 2,703,005 shares of our common stock held directly by Jerry Kroll and 175,000 shares of our common stock underlying options which have vested and are exercisable within 60 days held directly by Mr. Kroll.


Changes in Control

There are no arrangements that management is aware of that may result in a change in control of the Company.


                       Description of Securities.


Description of Securities

We are authorized to issue 100,000,000 shares of our common stock. The following is only a summary of provisions of the shares of our common stock. It is not complete and may not contain all the information that an investor should consider before investing in shares of our common stock. One should carefully read our memorandum and articles of association, which is included as an exhibit to the registration statement containing this prospectus.


     Common Stock

As of July 1, 2003, we had 26 shareholders of record with 11,714,535, shares of our common stock issued and outstanding. The holders of our common stock are entitled to one vote per share for each share held on all matters to be voted on by shareholders, including election of directors. A quorum for a general meeting shall be two members or proxy holders representing two members, or one member and a proxy holder representing another member personally present at the commencement of the meeting. The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. In the event our company is liquidated, dissolved or wound up, the holders of our common stock are entitled to share pro-rata in all assets remaining available for distribution to them after payment of all liabilities. Upon us becoming a reporting issuer, the holders of our common stock will not have any preemptive rights.

     Preferred stock

We are not authorized to issue shares of preferred stock; however, there are provisions of British Columbia law that permit a company's board of directors, without shareholder approval, to issue shares of preferred stock with rights superior to the rights of the holders of shares of common stock. As a result, shares of preferred stock could be issued quickly and easily, adversely affecting the rights of holders of shares of common stock and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.


     2001 Performance Equity Plan

On November 23, 2001, we authorized the issuance of 887,000 options to purchase 887,000 shares of our common stock to certain employees and directors. On May 23, 2002, we authorized and granted an additional 80,000 options to a consultant, Mr. Joel Solomon. The options are administered by our board of directors which determines the persons to whom awards will be granted, the number of awards to be granted, and the specific terms of each grant.

Awards consist of non-qualified stock options which may be considered as "incentive" stock options under Section 422 of the Internal Revenue Code of 1986, as amended. For all options issued on November 23, 2001 to directors, officers, employees and consultants, the vesting period began on June 1, 2002. On June 1, 2002, 1/12 of the options issued to such individual vested, and then an additional 1/12 vests on the first of each subsequent month. The strike price for all of the options issued is $0.50 per share. The options granted on November 23, 2001 will expire on November 30, 2011.

For the 80,000 options that were granted to Mr. Joel Solomon on May 23, 2002, 100% of these options vested on March 8, 2003 and had an expiry of March 23, 2003. However, on March 22, 2003, Mr. Joel Solomon exercised all of his 80,000 options at $0.50 per share for total proceeds to Hemptown of $40,000.

On February 13, 2003, 48,000 of the 50,000 stock options granted by us to Mr. David Solomon, which were part of the 887,000 options granted on November 23, 2001, were cancelled.

Therefore, as of July 1, 2003, we have 839,000 options issued and outstanding. None of our shares underlying the 839,000 outstanding stock options granted by us are being registered herein for sale by the certain security holders.


     Warrants and Warrant Units

As of July 1, 2003, we had one warrant holder, Drake Enterprises Ltd., one outstanding warrant unit holder, Michelle McQueen, and two potential warrant unit holders, Bigger Bite Holdings Ltd. and Purchase Holdings
Ltd. The 200,000 warrants that were issued to Drake Enterprises Ltd. provide it with the right to purchase 200,000 shares of our common stock at a price of US$0.25 per share.

We issued the current warrant unit holder, Michelle McQueen, 150,000 warrant units on October 17, 2002. With respect to the two potential warrant unit holders, Bigger Bite Holdings Ltd. and Purchase Holdings Ltd., up to a further 900,000 warrant units may be issued on August 20, 2004, with 450,000 warrant units to Bigger Bite Holdings Ltd. and 450,000 warrant units to Purchase Holdings Ltd., if such warrant units are earned. The warrant units will be earned by the two certain companies under certain loan agreements, whereby for every US$2.00 lent to Hemptown by one of the companies, that certain company will receive one warrant unit. However, the two certain companies do not have any obligation to loan funds to Hemptown under such loan agreements. In addition, Hemptown has the right to refuse to accept any loans from either company.

Each warrant unit consists of a right to purchase one share of our common stock for US$2.00 per share plus one piggyback warrant. Each piggyback warrant consists of a right to purchase one share of our common stock for US$4.00 per share. A warrant unit holder has 3 years from the date of issue of the warrant units to exercise the warrant units and 1 year from the exercise of the warrant units to exercise the piggyback warrants.
The date of issue of the warrant units to Bigger Bite Holdings Ltd. and Purchase Holdings Ltd., if any, will be August 20, 2004.


     Business Combinations under British Columbia Law

Under the COMPANY ACT (British Columbia), certain business combinations, including mergers or reorganization or the sale, lease, or other disposition of all or a substantial part of a company's assets, must be approved by at least 75% of the votes cast by shareholders or, in certain cases, holders of each class of shares. Shareholders may also have a right to dissent from the transaction, in which case, a company would be required to pay dissenting shareholders the fair value of their shares provided they have followed the required procedures. The COMPANY ACT (British Columbia) also provides that a transaction such as a share exchange must be approved by a majority of minority shareholders.


     Modifications, Subdivisions and Consolidations under British
     Columbia Law

Under the COMPANY ACT (British Columbia), amendment of certain rights of holders of a class of shares, including common stock, requires the approval of not less than 75% of the votes cast by the holders of those shares voting separately as a class at a special meeting. With respect to the modification of a class of shares rights, the COMPANY ACT (British Columbia) gives such holders of that class of shares the right to dissent from such amendment and to require the company to pay them the then fair value of their shares.


     Additional Information Describing Securities

Reference is made to our memorandum and articles of association which are available for inspection at our offices or which can be viewed through the EDGAR data base at http://www.sec.gov as exhibits to this registration statement on Form SB-2.


     Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or listed on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell our common stock. The foregoing required penny stock restrictions will apply to our common stock until our common stock reaches and maintains a market price of $5.00 or greater.

                 Interest of Named Experts and Counsel.

There are no agreements contingent upon the filing of this registration statement, and no one will receive a direct or indirect interest in us as a result of this registration of securities.

The validity of the issuance of the shares of our common stock offered hereby has been passed upon for us by Devlin Jensen, Barristers and Solicitors, 2550 - 555 West Hastings Street, Vancouver, B.C., V6B 4N5.

The audited financial statements of Hemptown as at December 31, 2002, 2001, and the unaudited financial statements for the three month periods ended March 31, 2003 and 2002, appearing in this prospectus and registration statement have been prepared by Ellis Foster, Chartered Accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


 Disclosure of Commission Position on Indemnification for Securities Act
                              Liabilities.

Our articles of association authorize indemnification of every person who is or was a director of Hemptown or is or was serving at our request as a director of another corporation of which we are or were a shareholder. The board of directors may determine whether or not to indemnify any person who is or was an officer, employee, agent, or person working to the benefit of Hemptown against all costs, charges and expenses actually incurred by him.

The directors may cause us to purchase and maintain insurance for the benefit of any person who is or may be entitled to indemnification as mentioned above against any expense or liability from which he is or may be so entitled to be indemnified and may secure such right of indemnification by mortgage or other charge upon all or any part of our real and personal property, and any action taken by the board will not require approval or confirmation by our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, or controlling persons of Hemptown pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person of Hemptown in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


             Certain Relationships and Related Transactions.

There are no transactions or proposed transactions during the last two years to which we were a party, in which any director, executive officer, or a family member of any director or executive officer had or is to have a direct or indirect material interest exceeding $60,000.

                        Description of Business.

Hemptown Clothing Inc. was incorporated under the laws of British
Columbia, Canada on October 6, 1998. The current corporate structure is a private company, incorporated under the COMPANY ACT (British Columbia).

We currently market and sell a line of Hemp/cotton active wear: T-shirts, sweat shirts, and ball caps to wholesalers for imprinting as well as directly to consumers. Consumer awareness, acceptance and demand for this product are just beginning to grow.

As of July 1, 2003, we were dealing with 250 retailers and 6 distributors located in both Canada and the U.S. with no single purchaser accounting for more than 8% of our overall business. With these existing avenues of distribution, we had sales of $497,409 for the year ended December 31, 2002, which generated a net loss of $(270,970) and sales of $139,145 for the three month period ended March 31, 2003, which generated a net loss of $(147,766). Management estimates that we will be able to turn our inventory approximately 4 times per year under current conditions.

We currently employ 6 full time employees and 1 part time employee. In addition to the current staff, we can also call upon 26 independent sewers and 2 cloth cutters, located in Vancouver, British Columbia, and several more independent sewers and cutters in China. Additional sewers and cutters are available as foreseeable demand warrants.

Our production and distribution currently takes place both in Vancouver, British Columbia, Canada and in China. In Vancouver, we occupy 6,000 square feet of warehouse/office space in Vancouver at 1307 Venables Street on a long-term lease. The lease is set to expire January 31, 2006. We pay CDN$5.61 per square foot, plus common fees for a monthly rent of CDN$4,118.14. We have been granted a right of first refusal as to the purchase of the building. We do not maintain offices in China, although we do have an agent there.

The Vancouver premises serves as head office, a display showroom, inventory storage, logo screening facilities, and shipping facilities.

We have obtained trademark protection for the name "Hemptown" within Canada and the United States.

Currently, we have access to enough hemp fiber to produce upwards of one million garments per month. Management expects this fiber availability to increase over the next 12 months.


Why Hemp?

Hemp is a centuries old plant that is hardy, strong and grows largely pest free. The common sense advantages of this rugged crop are many, and they extend right through the value chain. Benefits to the farmers include little requirement for pesticides, high climate adaptability and even improved soil quality. The processing and manufacturing steps also are less environmentally taxing than those of many other fibers (notably cotton), requiring less toxic chemicals and dyes to create finished fabric. High quality consumer goods are the end result, as hemp yields a fiber with four times the tensile strength and twice the abrasion resistance of cotton. Hemp products are naturally resistant to mold, mildew and UV rays.

A colorful and illegal cousin of hemp has created an historical resistance to the product. Since 1998, this resistance has been reduced through the legalization of industrial hemp growing in Canada. Governments and consumers are beginning to recognize that there is as much a connection between a poppy seed bagel and heroin as there is a Hemp T-shirt and marijuana. However, the confusion is only beginning to recede. Despite this confusion, hemp based products are legal for sale throughout North America. Management considers it to be possible, but unlikely that a North American government will choose to impose any hemp specific regulation on this industry, except in the area of farming.

Cotton is simply not as eco-friendly as hemp. Each typical 100% cotton T-shirt requires one-third of a pound of pesticide and synthetic fertilizer to produce. (Sustainable Cotton Project, 1995). As a cleaner crop, hemp has no such pesticide or synthetic fertilizer requirement.
Our 55/45% blend of hemp/cotton reduces this pollution by more than half, while maintaining a comfortable, cost efficient garment. We intend for our products to play an ever-growing role in the activewear industry. Management sees an analogy to other products which eliminated environmentally damaging goods such as CFC producing styrofoam in coffee cups, food packaging, etc., and the toxic refrigerants in air conditioners and refrigerators. As with these analogous products, we intend to promote the movement of market share from cotton products, to a cleaner, better alternative.

Currently, industrial hemp is being grown in almost every Province in Canada, primarily for food and cosmetic oil production. Hemp grows easily in the Canadian climate, and when grown for textile, a secondary revenue stream is available. When hemp is used for textile, only the long fibers of the plant are required, which leaves the short, "woody" fibers as a by-product. This surplus substance is ideal for the production of fiberboard, paper and agricultural bedding.

Hemp is experiencing a renaissance. In a world made smaller with the reach of technology, the adage "think globally, act locally" is becoming a common way of thought. As the full costs of cotton production are being realized and companies are being held responsible and accountable (i.e. big tobacco) for all the environmental and health damage that they do, the market is changing. Our goal is to help build this awakening market space, and be positioned to supply this market - offering high quality, eco-smart products to a global village. A business for the new millennium, we intend to build on a strong and sustainable foundation, leveraging the growing demands of an eco-aware consumer.


The Activewear Industry

As of March, 2003, management has not become aware of any meaningful competitors in the hemp active wear market. To the best of management's knowledge, the only companies that are or have been involved in this market are "mom-and-pop" operations that were likely not intended to be grown into a large scale business. In the past, these small companies have tended to go bankrupt for a variety of reasons. We appear to be the only serious company to fill this market space and have the longest operating history of any of the companies that management is aware of. Many of the remaining "mom-and-pop" operations are beginning to purchase their T-shirts from us.

We intend to gain market share in the active wear sector by converting suppliers, distributors, retailers and the buying public from environmentally unfriendly cotton products to eco-friendly hemp based products.

Our primary focus is on sales of T-shirts, golf shirts and sweatshirts, in "blank" form, to the wholesale imprinted activewear market. "Blank" activewear is typically imprinted or embroidered with a logo, design or character before it reaches the consumer. Activewear is either branded or private label. Branded products reach consumers carrying the manufacturer's label, whereas products sold on a private label basis reach consumers carrying the brand name of the customer.

Based on publicly available information, we believe that sales of imprinted T-shirts at the wholesale level in the United States were approximately US$6.1 billion for 1997 and are believed to be growing at an annual rate of 4-5%. Management believes that growth in the imprinted activewear market has been driven primarily by:

* significant development of the entertainment/sports licensing and merchandising businesses;
* substantial growth in the ad specialty business, for example, corporate advertising;
*    a greater use and acceptance of casual dress in the workplace;
* a growing consumer preference for apparel with a relaxed feel and look;
*    a substantial increase in tourism; and

*    an increasing emphasis on physical fitness.

Over the past several years, casual wear has become increasingly acceptable in a wider array of settings. In the workplace, for example, many employers have adopted more flexible dress codes, resulting in greater consumer demand for casual wear, including T-shirts, knit shirts and sweatshirts. Based on publicly available information, management believes that 90% of United States companies now allow their employees to wear casual clothing to work, either regularly or on special occasions, as compared to 63% in 1992.

In addition, a growing emphasis on physical fitness has spurred a substantial increase in sports participation and, as a result, has created a heightened demand for activewear. For example, based on published reports, from 1987 to 1996, the number of people in the United States participating more than once in the ten most popular sports increased by approximately 36.8 million. Furthermore, significant improvements in activewear apparel, ranging from enhanced product characteristics--pre-shrunk fabrics, improved fabric weight, blends and construction--to increased product variety--including new sizes, colors and styles--have enhanced consumer appeal. We believe these trends will continue to generate demand for activewear products for the foreseeable future.

The activewear market is characterized by low fashion risk compared to many other apparel markets. While opportunity exists for product innovations and differentiation, trends or fads generally do not drive basic garment styles. The activewear industry is also characterized by significant barriers to entry, including:

* substantial capital expenditures required for vertically-integrated production;
*    large investments in inventories and working capital;
*    strong supplier relationships; and
*    established customer relationships.

The wholesale imprinted activewear segment of the North American apparel market includes a number of significant competitors, and the activewear segment overall is extremely competitive. The primary competitors in this market are Gildan Activewear Inc., based in Canada, and the major U.S.-based manufacturers of basic branded activewear for the wholesale and retail channels. These U.S. manufacturers include Anvil Knitwear, Inc., the Bassett-Walker division of VF Corporation, the Delta Apparel division of Delta Woodside Industries, Inc., Fruit of the Loom, Inc., the Hanes Corporation division of Sara Lee Corporation, the Jerzees division of Russell Corporation, Oneita Industries Inc., and Tultex Corporation. Some of these manufacturers have moved the majority of their sewing operations offshore to reduce operating costs by lowering labor costs. There are other manufacturers of activewear outside the United States, which may have substantially lower labor costs.


Competition

The wholesale imprinted activewear segment of the North American apparel market includes a number of large corporations, and the activewear segment overall is extremely competitive. The primary competitors in the North American activewear market are the major Canadian and U.S.-based manufacturers of basic branded activewear for the wholesale and retail channels. These manufacturers include Gildan Inc., Anvil Knitwear, Inc., the Bassett-Walker division of VF Corporation, the Delta Apparel division of Delta Woodside Industries, Inc., Fruit of the Loom, Inc., the Hanes Corporation division of Sara Lee Corporation, the Jerzees division of Russell Corporation, Oneita Industries Inc., and Tultex Corporation. All of these manufacturers are considerably larger and better funded than Hemptown. These companies compete primarily on the basis of quality and price. There are also many manufacturers of activewear outside North America.

Because of our use of hemp and our message of environmental responsibility, we are able to compete in the activewear market without having to compete on price. Although price is a factor, our differentiation of products provides a niche market in which we are able to sell our products without having to compete directly with the much larger corporations already established in the activewear market.

We are able to price our products reasonably competitively because of our success in maintaining low production and operating costs. We accomplish this by:

* outsourcing to efficient, low cost sewing operations in China where we benefit from competitive labor costs; and
* selling to the wholesale channel which enables us to use a small sales force and avoid the costs and complexities of selling to the retail channel.

We attend the same trade shows as the primary activewear competitors, and sell to the same wholesale distributors, however, due to our niche market, we do not compete directly. When a person is considering the purchase of a Hemptown garment, there is a value added aspect in the environmental message that allows us to charge more for a similar garment than any of the activewear competitors that are offering only cotton and synthetics in their garments.

There are a number of other small producers of hemp and hemp-blended garments. Management is not aware of any serious competitors in this niche area. Most of these competitors are small two or three person operations. Many of these have begun purchasing from us as they are unable to match our price due to their volume limitations. We are also aware of some manufacturers of hemp and hemp-blended garments that have focused on specialty clothing for activities such as yoga, hiking and rock climbing. We do not consider these companies to be direct competitors in our market.


Trade Regulatory Environment

The textile and apparel industries in both the United States and Canada have historically received a relatively higher degree of international trade protection than some other industries. However, this protection is diminishing as a result of the implementation of trade agreements reached in the last ten years. Taken as a whole, we believe that the current regulatory trade regime is no more burdensome to us than to our competitors.


The Hemptown Way

Unlike cotton, working with hemp is still as much an art as it is a science. Because production lines are still small relative to cotton, and because of the diverse supply of raw material, hemp cloth is prone to considerably more inconsistencies than cotton based cloth. The inconsistencies can be in the weave, the color, the percentage of shrinkage, as well as the shrink patterns.

As a result of these inconsistencies, we have invested a considerable amount of time and effort into product research and development, as well as developing close relationships with suppliers. In the fiscal year ended December 31, 2002, we spent $5,889 on research and development. In the fiscal year ended December 31, 2001, we spent $3,201 on research and development. It is likely that the difficulties outlined above with dealing with hemp material is the key reason many of the major producers of cotton active wear have stayed away from this market. We believe that years of "hands on" experience with hemp cloth will give us a competitive advantage as the industry matures.

We currently have products manufactured both in Canada and in China.
When manufacturing in Canada, we import high quality hemp/cotton material in bulk from several manufacturers, in Asia. Although there are several dozen other suppliers of hemp material found in both Asia and Europe, consistency can become an issue when comparing one supplier's product to another. We intend to develop a relationship with one or two of our current suppliers in order to obtain favorable payment terms and to help establish consistency within the cloth.

The cloth, once delivered, is tested and cut for distribution to several sewers who are paid by the item. We are currently working with 26 independent sewers in Vancouver who work at their own facilities and have been producing a consistent product for us for several years. The garment is then returned to our facilities in "blank" form. We then ship the finished product in blank form, or, in several cases, a custom logo will be applied at our facilities prior to shipping. Products that are manufactured in Canada are mainly used to supply Canadian distributors.

When manufacturing our product in China, we oversee the manufacturing and inspect the product prior to shipping. We have an agent in China that ensures quality prior to shipment.

Our product line consists of the following core items, all marketed under the Hemptown brand:

Hefty-Hemp T-Shirt - Manufactured imported 55% hemp/45% cotton jersey fabric, the T-shirt (both long and short sleeve) serves as the foundation of the current Hemptown line. In fiscal 2001, the Hefty-Hemp T-shirt accounted for about 68% of our sales. The T-shirt is produced in natural, black, burgundy, moss green, and slate blue colors. It is easily customized with dye, screen printing, or embroidery to meet the end user's needs.

Hemptown Sweatshirt - Manufactured from imported 55% hemp / 45% cotton fleece fabric, the sweatshirt is a popular fall/winter item. In fiscal 2001, the Hemptown Sweatshirt accounted for about 1% of our sales. This product is produced in the natural blonde color, and can also be customized easily with dye, screen printing, or embroidery.

Hemptown Oxford Button-Down Shirt - Manufactured from imported 55% hemp /
          45% cotton muslin fabric, the Oxford was introduced and subsequently kept in our product line because of popular demand. In fiscal 2001, the Hemptown Oxford Button-Down Shirt accounted for about 10% of our sales. This product is produced in the natural blonde color, as well as black and mocha.

Hemptown Baseball Cap - A seasonless classic, Hemptown Baseball caps are produced from imported, woven 55%hemp / 45% cotton twill. In fiscal 2001, this product accounted for about 7% of our sales. Produced in natural and black, these six panel caps come complete with metal eyelets and an adjustable strap. Custom embroidery is easily applied to this product.

Hemptown Golf Shirt - The Hemptown Golf Shirt is produced from a 55% hemp
          / 45% cotton pique knit. In fiscal 2001, this product accounted for about 4% of our sales. We have received impressive consumer demand for the Hemptown Golf Shirt that makes a significant addition to the Hemptown core line.

Hemptown Tote Shopping Bag - As a retail store promotion, the Hemptown
          Tote Shopping Bag is a low cost item which offers a maximum area for advertising screen prints. In fiscal 2001, this product accounted for about 6% of our sales.

We intend to focus on our ubiquitous core line of products, for the foreseeable future. We will however, consider expanding the above core imprintable product line when consumer demand warrants. Such ancillary products may include jackets, button up shirts, shorts, pants, infant wear and other products.

A Hemptown Friendly Tomorrow

Our main focus is the sale of activewear aimed directly at the imprinted apparel market. Units are sold to value added distributors in this market as blanks, ready to be customized as required.

A secondary focus of ours is to sell pre-printed apparel to the retail market. The nature of our product lends itself perfectly to the active lifestyle market such as skateboarding, snowboarding, rock climbing and surfing. Professional graphic designers who are experienced in these markets may be commissioned to design the branded retail apparel. Trade shows specifically aimed towards the active lifestyle market and print advertising to support these retailers have been used extensively. Pre-printed items may also be targeted at large national retailers. Our market research indicates a strong market interest by the retail sector for our products.

Internet sales and marketing are integral parts of our vision. We recently engaged a firm to re-design the corporate web site (www.hemptown.com) and to market the site effectively. E-commerce on both retail and wholesale (password required) levels are important aspects of the site as well as direct access to inventory and manufacturing schedules for our authorized representatives. The retail side of our website is functional, and the wholesale side of our website is information and response only with non B2B direct order or inventory access function yet. The B2B functions will be added if and when our customers start demanding it. A simple Vendor Managed Inventory (VMI) system may eventually be initiated to ensure our distributors never run out of Hemptown product.

In addition to being positioned in a market that management expects to increase exponentially over the next several years, we are aggressively marketing ourselves in order to ensure that "Hemptown" is the premier name in hemp activewear. The marketing initiatives currently being planned by us include the following:

* We intend to capture mind and market share quickly and effectively in the corporate activewear market by leveraging a network of wholesalers with a unique and valued product offering. We are working towards the development of a reliable order book of recurring sales to wholesalers. This may be addressed by executing effective co-marketing programs to increase market awareness and acceptance for the hemp market and, more specifically, our products.

* We intend to implement a public relations strategy that leverages a small media budget with existing interest and fascination with this age-old product.

* We intend to use the Internet to enhance a full supply chain communication, provide scalability and offer e-commerce advantages to all our customers.

* We intend to make attendance at industry trade shows a priority. It has been our experience that having a small but effective booth at trade shows allows management and the sales team to meet with key distributors, as well as retailers looking for the "next hot item".

Our primary marketing initiatives for our products are Imprinted
Sportswear Tradeshows and Industry Trade Magazines that cover all of North America. Details of the tradeshows are available at www.issshows.com.

Over the past years we have thoroughly explored many sales channels for our core group of products. These have included: sports retailers and manufacturers; boutique stores and small retail chains; department stores; corporate active wear distributors (imprinted); Internet - direct distribution.

A SWOT (Strengths, Weaknesses, Opportunities, Threats) analysis has been completed for each of these distribution channels, and an understanding that has been gained of the financial, management and sales strategy required to succeed in each.

     Sportswear - Retail

Strengths: This market has a natural affinity for the hemp apparel message. Snowboarders, mountain bikers, hikers, rock climbers and other outdoor enthusiasts tend to have great concern for the environment, and value the eco-friendly message these products have. There is a large and growing market with favorable demographics and no established market leader offering hemp apparel. Strength, wearability, UV protection and mold/mildew resistance are valuable qualities in athletic wear.

Weaknesses: This market has a fragmented supply chain, and a fickle consumer. Current feedback in this market space from retailers and distributors is that the products must be more 'sport specific' and less costly.

Opportunity: Hemptown Director Jerry Kroll is active in the sports marketing industry, and can provide athlete relationships and industry knowledge. This market is very trend/fashion conscious and is likely to be early adopters of this hemp apparel.

Threats: This is a brand-dominated market, and investment is required to build brand recognition. Good market foresight is required to choose a market leader to private label/co-brand with.
     Seasonal/sport specific and fashionable designs are required to gain significant success in this market.

     Boutiques and Small Retail Chains

Strengths: A number of small hemp/eco-friendly retail outlets have gained a foothold across North America in the past few years. Their clients tend to have great concern for the environment, and value the eco-friendly message carried by these products. This is a niche market where we have experienced promising early results. The market is characterized by steady growth, favorable demographics and no established market leader offering hemp apparel. The strong eco-friendly message is very important in this market, as well as the strength and wearability of the products. The gross margins can be quite strong, averaging approximately 50%.

Weaknesses: A fragmented supply chain and a fickle consumer also characterize this market. Expansion from a core group of products may be required, and we may have to move towards the ever-changing fashion/seasonal products.

Opportunity: There have been requests and purchase orders for an expanded product line. Currently there are no established market leaders. Additional partnerships with eco-friendly retail outlets such as 'The Body Shop' and other leading retailers can also be pursued.

Threats: Significant capital investment to build brand is required and fashionable designs are vital to gain success in this market. Seasonal products, designers and samples require larger investment in inventory and have more risks. Co-branding and private label manufacturing offer less barrier to entry.

     Department Stores

Strengths: We believe that major retailers may be interested in having us become a new supplier to them.

Weaknesses: This market requires ongoing design to keep up with fashion trends. Margins are relatively slim.

Opportunity: Co-promotion and floor space in major national retailers offers access to a mass market in a short time frame. The legitimacy implied with presence in a department store can assist with mass-market education and acceptance. Potential co-branding with celebrities may provide a niche line for the retailer to offer.

Threats: Retailers are very powerful. Orders can be refused or cancelled with little or no notice, and four product lines a year would need to be produced and managed. More sophisticated
     Information Technology systems would be required to manage the information needed to remain profitable.

     Corporate Activewear / Private Label

Strengths: This market has represented the best initial return on investment for us. Strength, wearability, UV protection and mold/mildew resistance are value-added differentiators in this homogeneous market for activewear. This product is a unique alternative to cotton in a market that is searching for new and novel products to differentiate themselves from their competitors.

Weaknesses: This market has a fragmented supply chain, and a distant end consumer. Mass education is required to push the product through the distributors to the end user. This market is very price sensitive and requires a low cost point. There is minimal current value and recognition in this market for the environmental advantages of hemp. The stigma of hemp will likely require education to recast it as a cleaner, better alternative to cotton.

Opportunity: In 1999 the US wholesale market for T-shirts was US $6 billion - and there were over 45,000 screen printers/embroiderers operating in the U.S. Industry drivers and growth forecast is to remain strong in coming years. The competitors are consolidating, with fewer industry leaders offering very similar products. There are no significant 'green' players currently in the market to take advantage of a change in consumer awareness.

Threats: Investment is required to lower our product costs and determine a market leader with which to private label and/or co-brand. A few large players are dominating the cotton market with the largest company representing 10% market share (10.7 million dozens). Focus is on low cost producers and e-commerce advantages like Vendor Managed Inventory (VMI) and Enterprise Resource Planning (ERP) links.

     Internet

Strengths: This market has a natural affinity for the retail hemp apparel message as many of the so-called rebels who lead the online revolution value the eco-friendly message these products carry. The Internet distribution channel is growing exponentially, especially within the demographics of those most likely to appreciate and purchase our products. There is currently no established market leader offering hemp apparel. Strength, wearability, UV protection and mold/mildew resistance can be value-added features of what management believes could be a trendy product line. Our existing web site, www.hemptown.com offers product information and an entry-level e-commerce section allowing customers to purchase our apparel online at a reasonable cost.

Weaknesses: This market is large but unstructured. Internet marketing strategies are just beginning to be understood and true e-commerce can be expensive to implement unless volume warrants it. Shipping costs can become a deterrent for people looking at small orders.

Opportunity:  Growth figures in this medium are staggering.  Effective
     PR, 'viral' marketing and other low cost, creative strategies can sometimes create very high ROI. Low scalability costs and high volumes of potential customers are a very attractive combination.

Threats:  Investment is required to build brand recognition.  Many
     Internet retailers have failed or are struggling to define a profitable business model and current market skepticism is high in the Internet market place.


We are currently focusing on the use of a small sales force to market our products. Our sales staff is currently comprised of 20 commissioned sales representatives and companies. We have enjoyed

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considerable success through the attendance of trade shows where hundreds of leads can be obtained. In addition, we also supply two major Canadian distributors each with over 3000 customers. We currently have no backlog of orders and we can fill all orders placed.

One of our long-term objectives is to vertically integrate our organization. Hemp is currently being grown within every Province of Canada. Unfortunately, there are currently no mills within Canada or the US that create cloth from the hemp being farmed. We intend to vertically integrate our business by expanding into the business of creating cloth from raw hemp.

Since industrial hemp was re-legalized in Canada in 1998, it has generated much interest from farmers and the Canadian Government.


Hemptown's Target Markets

Our potential market is large, with several 'low hanging fruit' targets. As a producer of eco-friendly promotional apparel, the market reach spans from a consumer purchasing a single T-shirt from our website, to large scale distributors who supply the screen printing and embroidery industries and purchase in the hundreds of thousands of units.
Therefore, our main market segment is screen printers and embroidery companies throughout North America. A comprehensive list of potential sales targets is detailed below.

Distributors: This customer base purchases on a large scale and then resells the blank products to value-added distributors. Established market leaders such as Gildan, Fruit of the Loom, and Anvil promote their products through these avenues.

Value-Added Distributors: This market includes companies that purchase the blank products, customize them and resell to retail markets. For example, the "No Fear" T-shirt company purchases blank T-shirts, prints them, and then sells them to retailers. This market also includes screen printers and embroidery companies who purchase blank product and then customize them to individual requests. Some of these distributors will also carry their own inventory of product.

Restaurants and Bar Wear: Virtually every bar and restaurant produces logo apparel to promote their establishment.

Promotional Wear: T-shirts are a mainstay in the promotional apparel segment. The unique aspect of our clothing is appealing to corporations ranging from retail to manufacturing companies. We have experienced success in this market and plan to continue expanding our market share.

Environmental Groups: The very nature of our merchandise lends itself perfectly to this market. Companies with a mandate of protecting the environment are obvious market targets. They can continue to market the advantages of hemp as they promote 'their' hemp clothing.

Fundraising: Our products are well suited for environmentally conscious schools, teams, and groups looking to raise funds for projects or charities.

University/Colleges: Campus bookstores carry school logo apparel. The eco-friendly message, coupled with school pride, make this a strong potential market for our products.

Concerts/Sports: The environmental message offered by our product is important to many groups, like music bands, while for others the 'subculture' message of the product is exploited. Sports teams may find increased sales and interest in their promotional wear, through the novelty of the hemp fabric products.

Product Licensing: From beverage producers to the film industry, the sale of promotional products is licensed to individual companies. Combining profitable license holding companies with our trendy and

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unique Hefty-Hemp T-shirts is a market that has been addressed.  We currently have ties to several such companies and preliminary sales have gone well.

Consumer Direct: We have placed our product within the reach of millions of consumers throughout the world by offering our products online. Proper web site marketing and promotion would target this profitable revenue stream.


Governmental Regulations

Currently, we are not subject to any unique government regulations, beyond that of any other garment manufacturer. Hemp apparel may be manufactured, imported, and exported to and from the U.S. and Canada with no special regulations. We must of course adhere to the Textile Labeling Laws of North America which stipulate what information is to be included on the garment tags and where those tags are to be located on the garment.


Environmental Regulation

Our operations are subject to various environmental and occupational health and safety laws and regulations. We believe that we are in compliance with the regulatory requirements of British Columbia. We will continue to make expenditures to comply with these requirements, and we do not believe that compliance will have a material adverse effect on our business. As is the case with manufacturers in general, if a release of hazardous substances occurs on or from our properties or any associated offsite disposal locations, or if contamination from prior activities is discovered at any of our properties, we may be held liable. While the amount of such liability could be material, we endeavor to conduct our operations in a manner that reduces such risks.


Reports to Security Holders

We are not currently required to deliver an annual report to security holders. None will be provided until such time as one is required. Once we become a reporting issuer in the United States upon the effectiveness of this registration statement and the filing of a Form 8-A, we will be required to deliver an annual report to our stockholders prior to or with the distribution of proxy materials relating to annual stockholder meetings.

We have not previously filed reports with the Securities and Exchange Commission, nor with any other securities regulator. However, once we become subject to reporting requirements under section 13 or 15(d) of the U.S. Securities and Exchange Act of 1934, as amended, we will be required to file the following with the SEC: (i) quarterly reports on Form 10-QSB;
(ii) an annual report on Form 10-KSB; (iii) a Form 8-K to report the occurrence of certain reportable events; (iv) preliminary and definitive copies of our proxy statement and form of proxy to be submitted to our stockholders; and (v) the annual report to stockholders.

Copies of this, and all future reporting materials filed with the SEC may be obtained at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information as to the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically at http://www.sec.gov. A direct link to Hemptown's filings kept at the SEC's web site can be found on our web site at http://www.hemptown.com.

Enforceability of Civil Liabilities Against Foreign Persons

Because we are a Canadian Company, you may not be able to enforce civil liabilities under the U.S. federal securities laws against us

We are a company incorporated under the laws of the Province of British Columbia, Canada. A majority of our directors and officers reside in Canada. Because all or a substantial portion of our assets and the assets of these persons are located outside the United States, it may be difficult for an investor to sue, for any reason, us or any of our directors or officers outside the United States. If an investor was able to obtain a judgment against us or any of our directors or officers in a United States court based on United States securities laws or other reasons, it may be difficult, if not impossible, to enforce such judgment in Canada. We have been advised by our Canadian counsel that there is doubt as to the enforceability, in original actions in Canadian courts, of liability based upon the United States Federal securities laws and as to the enforceability in Canadian courts of judgments of United States courts obtained in actions based upon the civil liability provisions of the Untied States Federal securities laws. Therefore, it may not be possible to enforce those actions against us or any of our directors or officers.


       Management's Discussion and Analysis or Plan of Operation.

The following discussion is intended to provide an analysis of our financial condition and should be read in conjunction with our financial statements and the notes thereto. The matters discussed in this section that are not historical or current facts deal with potential future circumstances and developments. Such forward-looking statements include, but are not limited to, the development plans for our growth, trends in the results of its development, anticipated development plans, operating expenses and our anticipated capital requirements and capital resources. Our actual results could differ materially from the results discussed in the forward-looking statements.


Overview

Hemptown Clothing Inc. ("Hemptown") is a Vancouver, Canada based importer and distributor of hemp blend active wear for wholesale distribution. We raised over $535,000 in private placement equity funding as well as $50,000 in convertible debt financing during fiscal 2002, which enabled us to continue to increased marketing efforts and increased inventory levels to fulfill our growing sales. In comparison, we raised over $225,000 in private placement equity funding in fiscal 2001, which was instrumental in implementing our growth plans.

This management's discussion and analysis focuses on key statistics from the unaudited Financial Statements for the first quarter of 2003 and the Audited Financial Statements for the year ended December 31, 2002, and pertains to known risks and uncertainties relating to the manufacturing sector. Management knows of no known trend, events or uncertainties that have or are reasonably likely to have a material impact on our liquidity or revenues or income. The reported financial information is indicative of future operating results and future financial condition. This discussion and analysis of the financial condition and results of operations of the Company should be read in conjunction with our Financial Statements and related notes and material contained in other parts of this registration statement. All monetary amounts are expressed in US dollars.

Management's Discussion and Analysis for the Three Months ended
March 31, 2003

Results of Operations

===================================================================================
                                         Three months ended
                                  March 31, 2003      March 31, 2002     % Change
Revenues                           $  139,145          $  66,988           108%

Gross Margin                       $   26,349          $ (12,661)          308%

Net Loss                           $ (147,766)         $ (99,102)           49%
Basic and Diluted Earnings
 (Loss) Per Share                  $    (0.01)         $   (0.01)
==================================================================================


Revenues

Revenue for the first quarter ending March 31, 2003 was $139,000, a 108% increase over revenues of $67,000 in the first quarter of 2002. Our continuous sales increases are the result of expanding market awareness of our products created through our tradeshow appearances and ongoing advertising campaigns in key industry periodicals.


Expenses

Cost of goods sold for the first quarter of 2003 was $113,000 on sales of $139,000 generating a gross margin of $26,000 or 19%. Comparative cost of goods sold for the first quarter of 2002 was $80,000 on sales of $67,000 generating a negative gross margin of $(13,000) or (19)%. The first quarter negative gross margin anomaly in 2002 was created when all remaining higher cost Canadian manufactured inventory was sold at the new lower pricing. This pricing decision was made to seed the demand being created for the new lower cost Chinese manufactured product in advance of its arrival. In late March 2003, one of our major distributors in the US who is relocating to Asia, returned $33,000 worth of their unsold
Hemptown inventory that they had purchased from us between May and December, 2002. These items were returned to our inventory, at historical cost, and the associated historical gross martin of $17,000 has been realized as Costs of goods sold in Q1 of 2003. Gross margin adjusted for this item is 31% which would be representative of the target 30% gross margin that we are striving to maintain.

Advertising and promotion was $38,000 in the first quarter of 2003 versus $30,000 in the first quarter of 2002. The consistency of advertising and promotion expenditures from year to year reflects the strong emphasis
that we have been putting on our marketing efforts.   Q1 2003 marketing
expenses were comprised predominantly of our attendance at two major North American tradeshows, as well as ongoing advertising campaigns, both on the web and in industry relevant print media. In Q1 2002, our marketing efforts included attendance at all three major imprinted sportswear tradeshows in the US, and additional travel and meetings with a growing number of existing and potential distributors.

Legal and accounting fees decreased to $4,000 in the first quarter of 2003 from $6,000 in the comparative period in 2002. In Q1 2003, $25,000 of legal fees incurred with respect to our listing on NASD OTC BB were capitalized as deferred financing costs which will be expensed upon receipt of our listing. The balance of professional fees incurred in Q1 of both years was accounting fees incurred for review engagements undertaken to fulfill the quarterly filing requirements of obtaining our listing.

Consulting fees incurred in Q1 of 2003 were $48,000, with no corresponding expense item in Q1 of 2002. $40,000 of these 2003 fees was associated with a contract for generating introductions into the "ethical
mutual funds" both in Canada and the US.   The balance of the consulting
fees incurred was predominantly in relation to pursuit of "pink sheets" financing, which was not achieved in Q1.

Salaries and benefits for the quarter ended March 31, 2003 were $49,000, up from $27,000 for the same period in 2002. This rise is a result of increased full time staff in 2003 over 2002 staffing levels to support and generate our growing operational activities.


Earnings

Net loss for the first quarter of 2003 was $(148,000) versus a net loss of $(99,000) for the first quarter of 2002. Basic and fully diluted loss per share was consistent at $(0.01) for the first quarter of both 2003 and 2002. Cash outflow from operations for the three month period ended March 31, 2003 totaled $(130,000) as compared to $(192,000) for the same period of 2002. This increase in net loss, and the increased cash used in operations, reflects the substantial investment made in inventory, marketing and people to grow the business. This is projected to turnaround as higher volumes of lower cost products with increased margins are sold.


Business Expansion

We continued to expand our base of operations in the first quarter of 2003, as we pursued our ongoing investment in personnel and marketing activities including increased trade show activities, an enhanced website, and targeted print advertising.


Capital Expenditures

Capital asset spending in the first quarter of 2003 was $5,000, predominantly for leasehold improvements at our Vancouver showroom/warehouse facility compared to $3,000 spent on computer equipment in the first quarter of 2002. There are no significant ongoing capital commitments.


Liquidity and Capital Resources

We are currently reliant on external investment to finance ongoing operations, as we are not yet operating profitably. As at June 30, 2003, we had no ongoing bank indebtedness, although ongoing banking relationships have been developed and maintained. We have recently set up a Cdn$100,000 line of credit facility secured by accounts receivable and inventory, in addition to obtaining accounts receivable insurance with Export Development Canada. We have also secured favorable purchase payment terms from our suppliers in Asia of a 30% order deposit, with the balance payable in 90 days. These supply chain financing arrangements, combined with our 2002 residual private placement capital resources will continue to finance our projected growth for this coming year and further volume driven reductions in the cost of goods sold. We anticipate achieving profitability by the fourth quarter of 2003.


Management's Discussion and Analysis for the Year Ended December 31, 2002

Results of Operations

===================================================================================
                                   YEAR ENDED          YEAR ENDED        % CHANGE
                                      2002                2001
Revenues                           $  497,409          $ 126,068           295%
Gross Margin                       $  108,633          $  38,507           182%
Net Loss                           $ (270,970)         $ (94,391)          187%
Basic and Diluted Earnings
 (Loss) per Share                  $    (0.02)         $   (0.01)
==================================================================================

Revenues

For the year ended December 31, 2002, our gross revenues of $497,000 represented an almost threefold increase of over the $126,000 recorded for the previous year. Pursuant to the continued equity funding received throughout fiscal 2002 and 2001, sales revenues have continued to increase sharply as customer demand has been created through a higher profile marketing presence and fulfilled through the maintenance of a larger inventory base.


Expenses

Cost of Goods sold for 2002 were $389,000 (78.2% of sales) compared to $87,000 (69.5% of sales) for 2001. The corresponding gross margins were $109,000 (21.8%) for 2002 compared with $39,000 (30.5%) for 2001. The decrease in gross margin can be attributed predominantly to a more aggressive sales pricing strategy to enhance market penetration.

Advertising and promotion expenses increased to $101,000 in 2002 compared to $21,000 in 2001. This was a result of substantially increased trade show attendance to build brand awareness for Hemptown Clothing Inc., combined with targeted promotions activities to educate imprint and garment industry leaders about the advantages of the hemp fiber. Our communications charges also increased as a result of increased communications with US based contacts and customers.

Salaries and wages increased to $133,000 in 2002 from $41,000 in 2001. This rise was a result of full year compensation paid to a number of key employees in 2002 to support our substantially increased activities versus only partial year compensation paid in 2001.

Legal and accounting fees in 2002 were $42,000 in 2002, up from $11,000 in 2001, predominantly due to additional professional fees associated with Hemptown's public listing efforts.

Rent expense increased to $33,000 in 2002 from $23,000 in 2001 pursuant to the terms of the lease agreement on our corporate headquarters. This highly visible warehouse location in the heart of Vancouver's garment district provides future flexibility for expansion and effectively supports the operation through its current growth phase.


Earnings

Net Loss for the year ended December 31, 2002 totaled $(271,000), versus $(94,000) recorded for the year ended December 31, 2001. Basic and fully diluted loss per share amounted to $(.02) for 2002 versus $(.01) in 2001. Cash flow from operations for the year ended December 31, 2002 totaled $(443,000), versus $(133,000) in 2001. Significant investments in marketing and infrastructure have created the losses in 2002 and 2001, as we aggressively pursue creating market share for our hemp products.


Business Expansion

We began to expand our base of operations in 2001, as the private placement funding received in the latter half of 2001 financed sufficient inventory levels to support increased sales. This business expansion has continued throughout 2002 with additional equity and debt funding received being used to finance increased marketing efforts and the requisite additions to infrastructure and inventory.

Capital Expenditures

Additions to capital assets for 2002 were $26,000 compared to $7,000 for 2001. The 2002 capital expenditures were made predominantly on the Hemptown trademark and computer hardware additions whereas the 2001 capital expenditures were predominantly for production equipment and leasehold improvements. There are no significant ongoing capital commitments.


Liquidity and Capital Resources

In 2002, our loss from operations resulted in cash outflows of $(260,000), versus $(93,000) in 2001, the increase being substantially attributable to our accelerated marketing activities to create brand awareness for our products. An additional $(183,000) cash outflow on working capital items was required in 2002 as compared to $(41,000) in 2001. In both years, these were predominantly due to requisite increases in our inventory base and increased accounts receivables commensurate with our accelerating sales activities.

Our investing activities resulted in cash outflows of $(26,000) in 2002, up from $(7,000) in 2001, and were comprised solely of capital asset purchases in both years.

Our current internal sources of liquidity are generated primarily through our ongoing business operations. These include 30 to 90 day terms being provided by our major suppliers in China, converting inventory into cash and accounts receivable through sales, through ongoing systematic collection of our accounts receivable, and by promoting prompt payment on smaller orders which are normally due within 30 days by offering a 2% discount if paid within 10 days. We are also in the process of getting standing letters of credit in place for our largest accounts, such that fulfilling these orders does not put a strain on our internal capital resources. At fiscal year end 2002, we had no ongoing bank indebtedness, although banking relationships have been established to facilitate international purchases of raw materials and finished goods.

Our external sources of liquidity are primarily private placement equity investments, and secondarily through the issuance of debt instruments.
In the latter half of 2001 we successfully completed private placements totaling $225,000 that financed the initial inventory levels and infrastructure required to support our increasing sales levels. In fiscal 2002, we raised an additional $535,000 in private placement equity funding and $50,000 of convertible debt financing which has financed our continued growth.

We are currently able to finance our ongoing level of basic operations through our internal sources of liquidity as discussed, but we have been and are substantially reliant on external investment to finance our ongoing marketing requirements and growth in our operations. We have sufficient capital resources to maintain operations at our current levels until May 2004. We anticipate achieving profitability in the third quarter of 2003.


Management's Discussion and Analysis for the Year Ended December 31, 2001

Results of Operations

===================================================================================
                                   YEAR ENDED          YEAR ENDED        % CHANGE
                                      2001                2000
Revenues                           $ 126,068           $   39,014          223%
Gross Margin                       $  38,507           $    6,596          484%
Net Loss                           $ (94,391)          $  (40,998)         130%
Basic and Diluted Earnings
 (Loss) Per Share                  $   (0.01)          $    (0.01)
===================================================================================

Revenues

For the year ended December 31, 2001, our gross revenues of $126,000 represented a more than twofold increase of over the $39,000 recorded for the previous year. Subsequent to the funding received in fiscal 2001, sales revenues increased sharply as customer demand could be met with a larger inventory base.


Expenses

Cost of Goods sold for 2001 were $87,000 (69.5% of sales) compared to $32,000 (83.1% of sales) for 2000. This year over year decrease can be attributed to reduced manufacturing costs resulting from increasing volumes. Hemptown realized a gross margin of 30.5% for the year ending December 31, 2001, compared to 16.9% for 2000.

Advertising and promotion expenses increased to $21,000 in 2001, compared to $9,000 in 2000. This was a result of the efforts to educate imprint and garment industry leaders about the advantages of the hemp fiber and to build brand awareness for Hemptown Clothing Inc. Our communications charges also increased as a result of increased communications with US based contacts and customers.

Rent expense increased to $23,000 in 2001 from $4,000 in 2000 as we moved from a small facility to a highly visible warehouse location in the heart of Vancouver's garment district. This new location provides future flexibility for expansion and effectively supports the operation through its current growth phase. Salaries and wages increased to $41,000 in 2001 from $3,000 in 2000. This rise was a result of staff growing from a part time effort in 2000 to a number of key employees in 2001 to support our increased activities.


Earnings

Net Loss for the year ended December 31, 2001 totaled $(94,000), versus $(41,000) recorded for the year ended December 31, 2000. Basic and fully diluted loss per share amounted to $(0.01) for both 2001 and 2000. Cash flow from operations for the year ended December 31, 2001 totaled $(133,000), versus $(16,000) in 2000. Significant investments in marketing and infrastructure have created the losses in 2001 and 2000, as we aggressively pursue creating market share for our hemp products.


Business Expansion

We began to expand our base of operations in 2001, as the private placement funding received in the latter half of 2001 financed sufficient inventory levels to support increased sales.


Capital Expenditures

Additions to capital assets for 2001 were $7,000 compared to $5,000 for 2000. There are no significant ongoing capital commitments.


Liquidity and Capital Resources

At fiscal year end 2001, we had no ongoing bank indebtedness, although banking relationships have been established to facilitate international purchases of raw materials and finished goods. We are currently reliant on external investment to finance ongoing operations, as we are not yet operating profitably. In fiscal 2001, we successfully completed private placements totaling $225,000 that financed the initial inventory levels and infrastructure required to support our increasing sales levels.

Environmental Matters

We operate with a high level of respect for protecting the environment and are not aware of circumstances that would create any significant financial responsibility for environmental matters.


Management and Financial Controls

We maintain management and accounting policies, procedures and controls that are sufficient, in the opinion of management, to result in reliable financial reports and provide adequate controls over our assets.


Business Risks and Future Outlook

The demand for our products is largely dependent upon the level of acceptance and understanding of the hemp fiber in the wholesale and consumer sectors. Market size for hemp clothing products and our relative share of this market will be affected by a number of factors, which include general understanding and awareness, continuing growth in environmental awareness, taxation and government regulations, and general economic conditions. We are attempting to mitigate some of these risks through education and employing well-known athletes and other celebrity spokespeople to endorse our products.

As we continue to expand our operations internationally, we must be aware of any inherent business risks associated with doing so. We have attempted to mitigate these risks by establishing distribution channels with partners who are familiar with the economic climate and have experience in the regional jurisdictions being explored.

We believe our liability and property insurance is adequate and consistent with common industry practice.

A significant and growing portion of our revenue is received in US dollars and a substantial portion of the company's operating expenses is incurred in Canadian dollars. As a result, a change in the value of the Canadian dollar relative to the U.S. dollar could materially affect the company's operating results. Foreign currency translation gains and losses arising from normal business operations are credited to or charged against income for the period incurred.


             Certain Relationships and Related Transactions.

There have been no Related Transactions occurring in the last 2 years that have been greater than US$60,000.


        Market for Common Equity and Related Stockholder Matters.

There are currently no markets where our common equity is traded.

Except for director, officer, employee and consultant stock options, and warrants issued to third parties as described elsewhere in this document, there are no options, warrants to purchase, or securities convertible into our common equity. On November 23, 2001, the Board of Directors approved the issuance of 887,000 stock options to our directors, officers and employees, which have all vested as of July 1, 2003 and have an expiry of November 30, 2011. On May 23, 2002, the Board of Directors approved the grant of an additional 80,000 stock options to a consultant, Mr. Joel Solomon, which all vested on March 8, 2003 and had an expiry of March 23, 2003. However, on March 22, 2003, Mr. Joel Solomon exercised all of his stock options at $0.50 per share for total proceeds to Hemptown of $40,000. All of our stock options have a strike price of $0.50 per share. Furthermore, on February 13, 2003, 48,000 of the 50,000 stock options granted by us to Mr. David Solomon, which were part of the 887,000 options granted on November 23, 2001, were cancelled. Therefore, as of July 1, 2003, we have 839,000 stock options issued and outstanding.

Our common equity that, as of July 1, 2003, could be sold pursuant to Rule 144 and are not being registered pursuant to this registration statement would include shares issued to certain seed shareholders. The following is a comprehensive list of those seed shareholders and their share holdings as at July 1, 2003:

Name                Date Shares were Issued  Holdings as at July 1, 2003
----                -----------------------  --------------------------

Edmunds, Robert           April 9, 2001               500,000(1)

Finnis, Jason David &
Harrison, Larisa
Elizabeth                 July 29, 2000             2,100,000(2)

Imperial Trust            April 9, 2001 and         1,041,449(3)
                          April 17, 2002

Kroll, Jerry              July 29, 2000             2,703,005(4)

O'Day, Daniel Owen        July 29, 2000               330,000

Plato Trust(5)            April 9, 2001               841,499

Socrates Trust            April 9, 2001 and           991,499(6)
                          April 17, 2002

Techsonic Trust(7)        April 9, 2001               841,499

Weril Investments(8)      July 29, 2000               200,000


     (1) These 500,000 shares were initially issued on July 29, 2000 to Jerry Kroll and then subsequently transferred to the Robert Edmunds on April 9, 2001 at the founders price of $0.00001 per share.
     (2) Jason Finnis and Larisa Harrison were initially issued 2,170,000 of our shares on July 29, 2000 and then subsequently transferred 70,000 shares to Jerry Kroll on April 9, 2001 at the founders price of $0.00001 per share.
     (3) Imperial Trust, which is beneficially owned by Ken Lelek of Vancouver, British Columbia, purchased 841,499 shares of our common stock from Jerry Kroll on April 9, 2001 and subsequently transferred 400,000 shares. In addition, on April 17, 2002, Imperial Trust purchased 600,000 shares of our common stock from treasury at $0.25747 per share.
     (4) Jerry Kroll was initially issued 6,499,000 of our shares on July 29, 2000 and then subsequently transferred 500,000 shares to Robert Edmunds, 841,499 shares to Imperial Trust, 841,499 shares to Plato Trust, 841,499 shares to Socrates Trust and 841,499 to Techsonic Trust on April 9, 2001 at the founders price of $0.00001 per share.
     (5) The beneficial owner of Plato Trust is Jasvinder Singh of Vancouver, British Columbia.
     (6) Socrates Trust, which is beneficially owned by Patrick Smyth of Vancouver, British Columbia, purchased 841,499 shares of our common stock from Jerry Kroll on April 9, 2001 and subsequently transferred 450,000 shares. In addition, on April 17, 2002, Socrates Trust purchased 600,000 shares of our common stock from treasury at $0.25747 per share.
     (7) The beneficial owner of Techsonic Trust is Julia Raeder of Vancouver, British Columbia.
     (8) The beneficial owner of Weril Investments is Chris Zacharias of Cariarri, Costa Rica.


As of July 1, 2003, we had 26 shareholders on record, with a total of 11,714,535 shares of our common stock issued and outstanding. The following is a list of our shares of common stock that we are looking to register for sale on a public market:

Name                   Holdings as at July 1, 2003
----                   --------------------------

Amoretto, Frank                   585,067
Drake Enterprises(1)              218,400
Friesen, Diane                      7,000
Friesen, Kevin                     22,000
Hopkins, Jim                      585,067
Hrescak, Helen                     20,000
Jeske, Susan                        2,000
Lelek, Ken                         45,000
Lelek, Shawn                       10,000
Lelek, Tim                         10,000
Lelek, William                    150,000
Lukinuk, David                     15,000
Nikolai, William                    2,000
Phillips, Leslie Anne             400,000
Renewal Partners(2)                12,000
Taillon, Troy                       2,000
                                    -----
          Total                 2,085,534

     (1) The beneficial owners of Drake Enterprises are Donna Taylor and Suzanne MacDonald, both of Vancouver, British Columbia
     (2) The beneficial owner of Renewal Partners is Joel Solomon of Vancouver, British Columbia

Also being registered are the following outstanding warrants and outstanding warrant units to purchase shares of our common stock.

Drake Enterprises Ltd.(1)         200,000(2)
McQueen, Michelle                 150,000(3)
                                  -------
          Total                   350,000

     (1) The beneficial owners of Drake Enterprises Ltd. are Donna Taylor and Suzanne MacDonald, both of Vancouver, British Columbia.
     (2) This figure represents 200,000 warrants that were issued to Drake Enterprises Ltd. on October 17, 2002. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of US$0.25 per share.
     (3) This figure includes 150,000 warrant units that were issued to Ms. McQueen on October 17, 2002. Each warrant units consists of a right to purchase one share of our common stock at a price of US$2.00 per share plus one piggyback warrant. Each piggyback warrant consists of a right to purchase one share of our common stock at a price of US$4.00 per share. These warrant units expire on October 17, 2005 and the piggyback warrants expire 1 year from the date of the exercise of the warrant units.

As of July 1, 2003, there were no other classes of shares of our common stock optioned or subject to a warrant to purchase.

We do not plan to issue dividends for the foreseeable future.

Holders of our common stock are entitled to receive dividends as may be declared by our board of directors. Our board of directors may, from time to time, declare and we may pay dividends in cash, property, or its own shares, except when we are insolvent or when the payment thereof would render us insolvent. The board is not obligated to declare a dividend. We have not paid any dividends since our inception. It is not anticipated that dividends will be paid in the foreseeable future.

Pooling Agreement

All recipients of shares of our common stock with a purchase price of CDN$0.00001 per share have entered into a pooling agreement. A copy of the complete pooling agreement has been attached to this registration statement as an exhibit. All parties to the pooling agreement have agreed to the following terms:

* The parties severally agree each with the other in accordance with the following:

     (a) Each party is allowed to sell the lesser of either 5% of their holdings per month or such amount as calculated by an average daily trading volume formula as set out in 1(b).
     (b) The daily trading volume formula shall be equal to 50% of the previous month's average daily volume. In the case of the first trading month, the parties shall sell no shares.
     (c) This restriction on trading volume shall become effective upon signing, and extend till one of the following has occurred:
            1. 24 months have elapsed, starting from the date our shares are first traded on a public exchange, or
            2. our shares are trading under either a full Nasdaq, NYSE or a TSE listing.

The following is a list of all the parties to the pooling agreement, as well as the number of shares that are subject to the pooling agreement.

                                       Number of Shares
Name of Party                          Included in the Pool
-------------                          --------------------

Amoretto, Frank                          100,000

Drake Enterprises Ltd.(1)                100,000

Edmunds, Robert                          500,000

Finnis, Jason / Harrison, Larisa       2,100,000

Hopkins, Jim                             100,000

Imperial Trust(2)                        441,499

Kroll, Jerry                           2,703,005

Lelek, William                           150,000

O'Day, Daniel                            330,000

Phillips, Leslie Anne                    400,000

Plato Trust(3)                           841,499

Socrates Trust(4)                        391,499

Techsonic Trust(5)                       841,499

Weril Investments Inc.(6)                200,000
                                         -------

          Total                        9,199,001

     (1) The beneficial owners of Drake Enterprises Ltd. are Donna Taylor and Suzanne MacDonald, both of Vancouver, British Columbia.
     (2)  The beneficial owner of Imperial Trust of Vancouver, British
          Columbia.
     (3) The beneficial owner of Plato Trust is Jasvindar Singh of Vancouver, British Columbia.
     (4) The beneficial owner of Socrates Trust is Patrick Smith of Vancouver, British Columbia.
     (5) The beneficial owner of Techsonic Trust is Julia Raeder of Vancouver, British Columbia.
     (6) The beneficial owner of Weril Investments Inc. is Chris Zacharias of Cariarri, Costa Rica.


Exchange Controls

There is no law or government decree of regulation in Canada that restricts the export or import of capital, or that affects the remittance of dividends, interest or other payments to a non-resident holder of common shares, other than withholding tax requirements. See the section captioned "Taxation" herein below.

There is no limitation imposed by Canadian law or by our Articles of Association or other charter documents on the right of a non-resident to hold or vote shares of our common stock, other than as provided in the INVESTMENT CANADA ACT (Canada), as amended (the "INVESTMENT ACT").

The Investment Act generally prohibits implementation of a reviewable investment by an individual, government or agency thereof, corporation, partnership, trust or joint venture that is a "non-Canadian" as defined in the Investment Act, unless, after review the Minister responsible for the Investment Act is satisfied that the investment is likely to be of net benefit to Canada. If an investment by a non-Canadian is not a reviewable investment, it nevertheless requires the filing of a short notice which may be given at any time up to 30 days after the implementation of the investment.

An investment in shares of our common stock by a non-Canadian that is a "WTO INVESTOR" (an individual or other entity that is a national of, or has the right of permanent residence in, a member of the World Trade Organization, current members of which include the European Community, Germany, Japan, Mexico, the United Kingdom and the United States, or a WTO investor-controlled entity, as defined in the Investment Act) would be reviewable under the Investment Act if it were an investment to acquire direct control, through a purchase of assets or voting interests, of us and the value of our assets equalled or exceeded $218 million, the threshold established for 2001, as indicated on our financial statements for our fiscal year immediately preceding the implementation of the investment. In subsequent years, such threshold amount may be increased or decreased in accordance with the provisions of the Investment Act.

An investment in shares of our common stock by a non-Canadian, other than a WTO investor, would be reviewable under the Investment Act if it were an investment to acquire direct control of us and the value of our assets were $5.0 million or more, as indicated on our financial statements for our fiscal year immediately preceding the implementation of the investment.

A non-Canadian, whether a WTO investor or otherwise, would acquire control of us for the purposes of the Investment Act if he, she or it acquired a majority of the shares of our common stock or acquired all or substantially all of our assets used in conjunction with our business. The acquisition of less than a majority, but one-third or more of the shares of our common stock, would be presumed to be an acquisition of control of us unless it could be established that we are not controlled in fact by the acquirer through the ownership of the shares of our common stock.

The Investment Act would not apply to certain transactions in relation to shares of our common stock, including:

     (a) an acquisition of shares of our common stock by any person if the acquisition were made in the ordinary course of that person's business as a trader or dealer in securities;

     (b) an acquisition of control of us in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the provisions of the Investment Act; and

     (c) an acquisition of control of us by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of us, through the ownership of voting interests, remains unchanged.


Taxation

The following comments summarize the material Canadian Federal Income Tax consequences for one of our shareholders who is a non-resident of Canada and who is a resident of the United States. These comments are intended to provide only a brief outline and are not a substitute for advice from a shareholder's own tax advisor for the specific tax consequences to them as a result of their individual circumstances. They do not anticipate statutory or regulatory amendments. There is a reciprocal tax treaty between the United States and Canada.

The provisions of the Income Tax Act (Canada) (the "Tax Act") are subject to income tax treaties to which Canada is a party, including the Canada-United States Income Tax Convention, 1980 (the "Convention").

Under Article X of the Convention, dividends paid by Canadian corporations to non-resident U.S. shareholders are subject to a withholding tax of 15%. The rate of withholding tax on dividends is reduced to 5% if the beneficial owner is a U.S. company, which owns at least 10% of the voting stock of the company paying the dividend.

A U.S. shareholder is not subject to tax under the Tax Act in respect of a capital gain realized on the disposition of a share of common stock in the open market unless the share is "taxable Canadian property" to the shareholder thereof and the U.S. shareholder is not entitled to relief under the Treaty.

A share of common stock will be taxable Canadian property to a U.S. shareholder if, at any time during the 60 month period ending at the time of disposition, the U.S. shareholder or persons with whom the U.S. shareholder did not deal at arm's length owned, or had options, warrants or other rights to acquire, 25% or more of the Registrant's issued shares of any class or series. In the case of a U.S. shareholder to whom shares of common stock represent taxable Canadian property, tax under the Tax Act will be payable on a capital gain realized on a disposition of such shares in the open market by reason of the Treaty.

The Convention gives protection to United States residents from Canadian tax on certain benefits derived from the alienation of property. There is no protection for a gain on a disposition of shares the value of which is derived principally from real property in Canada. Our operations are such that we do not intend to hold real property in Canada.

Revenue Canada has indicated that it considers the protection of the Convention with respect to capital gains extend to a "deemed disposition" under the Tax Act, including the "deemed disposition" arising from the death of a taxpayer.

The reader should be aware that we could be considered as a passive foreign investment company for United States federal income tax purposes. Under section 1296 of the Internal Revenue Code of the United States, a foreign corporation is treated as a foreign investment company (a "PFIC") if it earns 75% or more of its gross income from passive sources or if 50% or more of the value of its assets produce passive income.

Because we may have been a PFIC for our year ending December 31, 2002, and may have been a PFIC for some of our fiscal years ending before that date, each U.S. shareholder should consult a tax advisor with respect to how the PFIC rules may affect such shareholder's tax situation. In particular, a U.S. shareholder should determine whether such shareholder should elect to have us be treated as a Qualified Electing Fund in the event we are a PFIC. This might avoid adverse U.S. federal income tax consequences that may otherwise result from us should we be treated as a PFIC.


                         Executive Compensation.

The persons acting as executive officers within Hemptown have remained consistent throughout fiscal years ended December 31, 2000, 2001 and 2002.

While we were in a start-up phase, management decided to work for little or no monetary compensation in order to allow for additional funds to be put towards growing the business. We do not, as of July 1, 2003, offer any bonus plans, group or individual medical plans, or insurance coverage of any type.

The following table sets forth in summary form all the compensation awarded to, earned by, or paid to our President and Chief Executive Officer. None of our other executive officers received salary, bonus and any other form of compensation exceeding $100,000 during the fiscal years ended December 31, 2001 and 2002.

                                                    Other      Re-       Securities           All
Name and                                            Annual     stricted  Underlying           Other
Principal           Fiscal                          Compen-    Stock     Options/   LTIP      Compen-
Position            Year    Salary        Bonus     sation     Awards    SARs       Payouts   sation
----------------    ----    ------        -----     ------     ------    ----       -------   ------
Jerry Kroll         2002    $48,000
Chief Executive     2001    $8,000(1)     $0.00     $0.00       None     175,000(2) None      None
Officer, President,
Director


(1) This annual salary is denominated in Canadian funds. The dollar value of base salary (cash and non-cash) received for fiscal year ending December 31, 1998, 1999, and 2000 was zero. Mr. Kroll's sole compensation from inception till December 31, 2000 is stock options. Mr. Kroll continued to work without monetary compensation through till October 31, 2001 as well. $4,000 of this salary amount was deferred to Fiscal 2002. There were no amounts reimbursed for the payment of taxes.

(2) On November 23, 2001 the Board of Directors issued stock options to directors, officers and employees. Mr. Kroll was awarded 175,000 stock options with the following terms: 1/12 of the options vested on June 1, 2002, and a further 1/12 of the original grant vest on the first day of each subsequent month. The exercise price for these stock options is $0.50 per share. These stock options have an expiry date of November 30, 2011.


Aggregated Option/SAR Exercises During the Most Recently Completed Financial Year and Financial Year-End Option/SAR Values

The following table sets out information regarding the exercise of options (or tandem SARs) and freestanding SARs during the most recently completed financial year ended December 31, 2002 by each of the executive officers and the financial year-end value of unexercised options and SARs, on an aggregate basis.

-------------------------------------------------------------------------------------------------------------
                                                           Unexercised Options/     Value of Unexercised in
                       Securities      Aggregate Value     SARs at FY-End (#)        the Money Options/SARs
Name                   Acquired on      Realized ($)                                     at FY-End ($)
                       Exercise (#)                     Exercisable/Unexercisable  Exercisable/Unexercisable
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
Jerry Kroll                0               0                   102,083 of 175,000         Nil (1)
President, CEO                                                 were exercisable at
                                                                 fiscal year end
-------------------------------------------------------------------------------------------------------------
Jason Finnis               0               0                   102,083 of 175,000         Nil (1)
COO, Secretary/Treasurer                                       were exercisable at
                                                                 fiscal year end
-------------------------------------------------------------------------------------------------------------
Larisa Harrison            0               0                   102,083 of 175,000         Nil (1)
VP Admin.                                                      were exercisable at
                                                                 fiscal year end
-------------------------------------------------------------------------------------------------------------
Robert Edmunds             0               0                    72,916 of 125,000         Nil (1)
CFO                                                            were exercisable at
                                                                 fiscal year end
-------------------------------------------------------------------------------------------------------------
Lesley Hayes               0               0                    29,166 of 50,000          Nil (1)
VP Communications                                              were exercisable at
                                                                 fiscal year end
-------------------------------------------------------------------------------------------------------------

(1) We account for our stock options in accordance with the fair value based method of accounting for stock based compensation. The following weighted-average assumptions were made in estimating fair value: dividend yield 0%; risk-free interest 3.23%; expected life
     3.9 years; and expected volatility 0%. The resulting fair value of these options has been calculated to be Nil. See Note 7 to the "Notes to the Financial Statements for the Fiscal Year ended December 31, 2002".


Option/SAR Grants

The following sets forth certain information current to July 1, 2003 concerning the stock options granted by us to our executive officers. Each option represents the right to purchase one share of our common stock.

                            Individual Grants
                            -----------------

                                                                                  Potential Realizable
                                                                                  Value at Assumed
                                                                                  Annual Rates of
                                                                                  Stock Price
                                                                                  Appreciation for
                                 Individual Grants                                Option Term
----------------------------------------------------------------------------      -------------------
                                   % of Total
                    Number of      Options/
                    Securities     SARS              Exercise
                    Underlying     Granted to        or Base
                    Options/SARS   Employees         Price        Expiration
Name                Granted(1)     in Fiscal Year    ($/Share)    Date            5% ($)     10% ($)
----                -------        --------------    ---------    ----            ------     -------
Edmunds, Robert     125,000        14.09%            $0.50        Nov. 30, 2011   3,125      6,250
CFO, Director

Finnis, Jason       175,000        19.73%            $0.50        Nov. 30, 2011   4,375      8,750
COO, Secretary/
Treasurer, Director

                                 Page 46

Harrison, Larissa   175,000        19.73%            $0.50        Nov. 30, 2011   4,375      8,750
VP Administration,
Director

Hayes, Lesley        50,000         5.64%            $0.50        Nov. 30, 2011   1,250      2,500
VP Communications,
Director

Kroll, Jerry        175,000        19.73%            $0.50        Nov. 30, 2011   4,375      8,750
Chief Executive
Officer, President,
Director

(1) On November 23, 2001 the Board of Directors issued stock options to directors, officers and employees. Each named executive officer was awarded the stated amount of stock options with the following terms: stock options were awarded as partial compensation for acting as executive officer through to December 31, 2002. These stock options vest as to 1/12 each month starting June 1, 2002. The exercise price for these stock options is $0.50 per share. These stock options have an expiry date of November 30, 2011.


Proposed Compensation

The following table shows the amount which we pay our executive officers starting as of November 1, 2001 and the time which our executive officers devote to our business.

                                                            Time intended
                                      Time devoted to       to be devoted to
                    Proposed          Hemptown's Business   Hemptown's Business
Name                Compensation      Fiscal year 2002      Fiscal year 2003
----                ------------      ----------------      ----------------
Finnis, Jason       $4,000 CDN/mo.          100%                  100%
Harrison, Larisa    $4,000 CDN/mo.           50%                  100%
Kroll, Jerry        $4,000 CDN/mo.           70%                   90%


Employment Agreements

We do not have any employment agreements with our executive officers, but we intend in the future to enter into such agreements with our senior executive officers.


Long Term Incentive Plans - Awards in Last Fiscal Year

As at July 1, 2003, there were no Long Term Incentive Plans implemented or awarded.


Employee Pension, Profit Sharing Insurance or Other Retirement Plans

As at July 1, 2003, we did not have a benefit, pension plan, profit sharing, insurance plan or other retirement plan, although we may adopt one or more of such plans in the future.


Compensation of Directors

We do not pay our directors for attending meetings of the board of directors, although we expect to adopt a director compensation policy in the future. We have no standard arrangement pursuant to which our directors are compensated for any services provided as a director or for committee participation or special assignments.

As of November 23, 2001 all directors have been awarded stock options. The stock options were granted to reflect their efforts within Hemptown, and were not meant to reflect their positions as directors.


Compensation Committee Interlocks and Insider Participation

We do not currently have a compensation committee. Decisions as to compensation are made from time to time with no set policies, or formulas used as a guide.

The following table shows the persons who participated in deliberations of our board of directors concerning executive officer compensation.

Name                 Offices Held
----------------     ------------
Finnis, Jason        COO, Secretary/Treasurer, Director
Harrison, Larisa     VP Administration, Director
Kroll, Jerry         CEO, President, Chairman of the Board


Financial Statements

The unaudited financial statements for the three month period ended March 31, 2003 and the audited financial statements for the years ended December 31, 2002, 2001 and 2000 are included herein.

               HEMPTOWN CLOTHING INC.

               Financial Statements
               (Expressed in U.S. Dollars)

               March 31, 2003



               Index
               -----

               Review Engagement

               Balance Sheet

               Statements of Operations and Deficit

               Statements of Cash Flows

               Notes to Financial Statements

ELLIS FOSTER
           CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 734-1112  Facsimile: (604) 714-5916
E-Mail: generaldelivery@ellisfoster.bc.ca
-------------------------------------------------------------------------



REVIEW ENGAGEMENT REPORT OF INDEPENDENT ACCOUNTANT

To the Shareholders of

HEMPTOWN CLOTHING INC.


We have reviewed the balance sheet of Hemptown Clothing Inc. as at March 31, 2003 and the statements of operations and deficit and cash flows for the three-month period then ended. Our review was made in accordance with Canadian and United States generally accepted standards for review engagements and accordingly consisted primarily of enquiry, analytical procedures and discussion related to information supplied to us by the Company.

A review does not constitute an audit and consequently we do not express an audit opinion on these financial statements.

Based on our review, nothing has come to our attention that causes us to believe that these financial statements are not, in all material respects, in accordance with Canadian and United States generally accepted accounting principles. As disclosed in Note 10, the application of Canadian generally accepted accounting principles results in no material differences from the application of United States generally accepted accounting principles.

Vancouver, Canada                                 [signed] "Ellis Foster"
June 26, 2003                                     Chartered Accountants


-------------------------------------------------------------------------
EF  A partnership of incorporated professionals
An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited
 - members in principal cities throughout the world

HEMPTOWN CLOTHING INC.

Balance Sheet
March 31, 2003
(Unaudited)
(Expressed in U.S. Dollars)
-----------------------------------------------------------------------------------------------
                                                                    March 31,      December 31,
                                                                         2003              2002
-----------------------------------------------------------------------------------------------
ASSETS

CURRENT
  Cash and cash equivalents                                      $     51,681      $    125,454
  Accounts receivable                                                 102,456           115,127
  Inventories                                                         158,105           190,114
  Prepaid expenses                                                     28,189            33,795
-----------------------------------------------------------------------------------------------
                                                                      340,431           464,490

DUE FROM A SHAREHOLDER, non interest bearing and
  no terms of repayment                                                15,000            15,000

CAPITAL ASSETS (note 4)                                                27,615            25,219

DEFERRED COSTS (note 8b)                                               24,691                 -
-----------------------------------------------------------------------------------------------
                                                                 $    407,737      $    504,709
===============================================================================================

LIABILITIES

CURRENT
  Accounts payable and accrued liabilities                       $     97,710      $    110,635
  Note payable (note 5b)                                               50,000            50,000
  Capital lease obligation (note 6b)                                    5,398             6,385
-----------------------------------------------------------------------------------------------
                                                                      153,108           167,020

CAPITAL LEASE OBLIGATION (note 6b)                                        481               465
-----------------------------------------------------------------------------------------------
                                                                      153,589           167,485
-----------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY

SHARE CAPITAL (note 8)                                                803,715           760,567

FOREIGN CURRENCY TRANSLATION                                           23,320             1,778

DEFICIT                                                              (572,887)         (425,121)
-----------------------------------------------------------------------------------------------
                                                                      254,148           337,224
-----------------------------------------------------------------------------------------------
                                                                 $    407,737      $    504,709
===============================================================================================

COMMITMENTS (note 6)

APPROVED BY THE DIRECTORS:
                               -------------------------    -------------------------
                               Director                     Director

HEMPTOWN CLOTHING INC.

Statements of Operations and Deficit
Three Months Ended March 31, 2003 and 2002
(Unaudited)
(Expressed in U.S. Dollars)
-----------------------------------------------------------------------------------------------
                                                                         2003              2002
-----------------------------------------------------------------------------------------------
SALES                                                            $    139,145      $     66,988

COST OF GOODS SOLD                                                    112,796            79,649
-----------------------------------------------------------------------------------------------

GROSS PROFIT (LOSS) (2003 - 19%; 2002 - (19%))                         26,349           (12,661)

-----------------------------------------------------------------------------------------------

EXPENSES
  Advertising and promotion                                            38,141            30,053
  Amortization                                                          2,777               867
  Automobile                                                              898               805
  Bad debts                                                             2,401                 -
  Bank charges and interest                                             4,134             1,624
  Consulting fees                                                      47,651                 -
  Insurance                                                               303               740
  Legal and accounting                                                  4,050             6,104
  Office and miscellaneous                                             11,666             4,749
  Rent                                                                  8,738             7,638
  Research and development                                                995             1,631
  Salaries and employee benefits                                       48,903            27,399
  Telephone and fax                                                     3,458             4,831
-----------------------------------------------------------------------------------------------

                                                                      174,115            86,441

-----------------------------------------------------------------------------------------------

LOSS FOR THE PERIOD                                                  (147,766)          (99,102)

DEFICIT, beginning of period                                         (425,121)         (154,151)
-----------------------------------------------------------------------------------------------

DEFICIT, end of period                                           $   (572,887)     $   (253,253)
===============================================================================================

LOSS PER SHARE (BASIC AND DILUTED)                               $      (0.01)     $      (0.01)
===============================================================================================

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
  (BASIC AND DILUTED)                                              11,642,535         9,802,423
===============================================================================================

HEMPTOWN CLOTHING INC.

Statements of Cash Flows
Three Months Ended March 31, 2003 and 2002
(Unaudited)
(Expressed in U.S. Dollars)
-----------------------------------------------------------------------------------------------
                                                                         2003              2002
-----------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
  Loss for the period                                            $   (147,766)     $    (99,102)
  Adjustments for:
    Amortization                                                        2,777               867
    Fair value of services and imputed interest on warrants             3,148                 -
-----------------------------------------------------------------------------------------------
                                                                     (141,841)          (98,235)

Changes in non-cash working capital
  Decrease (increase) in accounts receivable                           12,671           (49,735)
  Decrease (increase) in inventories                                   32,009           (63,906)
  Decrease (increase) in prepaid expenses                               5,606            (4,299)
  Increase in deferred costs                                          (24,691)                -
  (Decrease) increase in accounts payable and accrued liabilities     (12,925)           24,115
  (Decrease) increase in capital lease obligation                        (971)                -
-----------------------------------------------------------------------------------------------
                                                                     (130,142)         (192,060)
-----------------------------------------------------------------------------------------------

CASH FLOWS (USED IN) INVESTING ACTIVITIES
  Purchase of capital assets                                           (5,173)           (2,752)
-----------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
  Issuance of share capital                                            40,000           421,464
  Repayments to shareholders                                                -           (50,459)
-----------------------------------------------------------------------------------------------
                                                                       40,000           371,005
-----------------------------------------------------------------------------------------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                21,542            (2,161)
-----------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                      (73,773)          174,032

CASH AND CASH EQUIVALENTS, beginning of period                        125,454            75,640
-----------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of period                         $     51,681      $    249,672
===============================================================================================

HEMPTOWN CLOTHING INC.

Notes to Financial Statements
Three Months Ended March 31, 2003
(Unaudited)
(Expressed in U.S. Dollars)
-------------------------------------------------------------------------

1.   BASIS OF PRESENTATION

     Hemptown Clothing Inc. (the "Company") was incorporated in the Province of British Columbia, Canada on October 6, 1998 and is in the business of clothing manufacturing.

     These interim financial statements are presented in accordance with Canadian Generally Accepted Accounting Principles ("GAAP").

     These interim financial statements have been prepared using the same accounting policies and methods of their application as the most recent annual financial statements of the Company. These interim financial statements do not include all disclosures normally provided in the annual financial statements and should be read in conjunction with the Company's audited financial statements for the year ended December 31, 2002.

     In management's opinion, all adjustments necessary for fair presentation have been included in these interim financial statements. Interim results are not necessarily indicative of the results expected for the fiscal year.

2.   SIGNIFICANT ACCOUNTING POLICIES

     a)   Inventories

          Inventories of clothing are valued at the lower of cost and net realizable value. Cost includes all direct material and direct labour incurred during the manufacturing process.

     b)   Capital Assets

          Capital assets are stated at cost and amortized using the following methods:

             Computer equipment          30% declining balance
             Computer software           100% declining balance
             Furniture and fixtures      20% declining balance
             Leasehold improvements      30% declining balance
             Production equipment        20% declining balance
             Website                     5 year straight line
             Assets under capital lease  straight line over term of lease

     c)   Reporting Currency Translation

          The Company's functional currency is Canadian dollars. The Company translates its functional currency to the reporting currency in U.S. dollars using the Current Rate Method. Assets and liabilities are translated into U.S. dollars at the exchange rate in effect at the year-end. Revenues and expenses are translated throughout the year at the exchange rate prevailing at the date of receipt or payment. Unrealized gains or losses from such transactions are reported as a separate component of shareholders' equity.

HEMPTOWN CLOTHING INC.

Notes to Financial Statements
Three Months Ended March 31, 2003
(Unaudited)
(Expressed in U.S. Dollars)
-------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     d)   Revenue Recognition

          Revenue is recognized upon the shipment of the goods to the customer.

     e)   Use of Estimates

          The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from those estimates.

     f)   Income Taxes

          Income taxes are accounted for using the asset and liability method pursuant to Section 3465, Income Taxes, of THE HANDBOOK OF THE CANADIAN INSTITUTE OF CHARTERED ACCOUNTANTS. Future taxes are recognized for the tax consequences of "temporary differences" by applying enacted or substantively enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and tax basis of existing assets and liabilities. The effect on deferred taxes for a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. In addition, Section 3465 requires the recognition of future tax benefits to the extent that realization of such benefits is more likely than not.

     g)   Stock-Based Compensation

          The Company applies the fair value based method to account for stock-based compensations for all of its Stock Option Plan since inception (see Note 7). The fair value of stock options is determined by the Black-Scholes Option Pricing Model with assumptions for risk-free interest rates, dividend yield, volatility factor of the expected market price of the Company's common shares and the expected life of options.

     h)   Cash Equivalents

          Cash equivalents usually consist of highly liquid investments that are readily convertible into cash with maturity of three months or less when purchased.

HEMPTOWN CLOTHING INC.

Notes to Financial Statements
Three Months Ended March 31, 2003
(Unaudited)
(Expressed in U.S. Dollars)
-------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     i)   Earnings (Loss) Per Share

          Basic earnings (loss) per share are computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share amounts are calculated giving effect to the potential dilution that would occur if securities or other contracts to issue common shares were exercised or converted to common shares using the treasury method. The treasury stock method assumes that proceeds received from the exercise of stock options and warrants are used to repurchase common shares at the prevailing market rate.

3.   FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash, accounts receivable, notes payable, accounts payable and accrued liabilities, capital lease obligation and amounts due from shareholders. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values.

4.   CAPITAL ASSETS

                                                  Accumulated   Net Book Value
                                           Cost   Amortization  March 31, 2003
     -------------------------------------------------------------------------
     Computer equipment                $   5,615     $   1,865       $   3,750
     Computer software                       204           204               -
     Furniture and fixtures                2,744           684           2,060
     Leasehold improvements                7,344         1,388           5,956
     Production equipment                  7,570         2,560           5,010
     Website                               7,077         2,117           4,960
     Computer equipment under
      capital lease                        1,096           313             783
     Telephone equipment under
      capital lease                        2,399         1,707             692
     Computer software under
      capital lease                       11,284         6,880           4,404
     -------------------------------------------------------------------------
                                       $  45,333     $  17,718       $  27,615
     =========================================================================

HEMPTOWN CLOTHING INC.

Notes to Financial Statements
Three Months Ended March 31, 2003
(Unaudited)
(Expressed in U.S. Dollars)
-------------------------------------------------------------------------

5.   SHARE PURCHASE WARRANTS

     On September 24, 2002, pursuant to the 'Waiver of Rights' agreement, the Company has allotted 2,300,000 common shares with the use of the following share purchase warrants:

     a) 900,000 WARRANT UNITS were allotted as part of a loan agreement whereby the lenders may lend up to $1,800,000 to the Company. Lenders will be issued a single warrant unit for every $2.00 US lent to the Company under the terms of the loan agreement.

          150,000 WARRANT UNITS were issued in lieu of consulting services to be performed for the Company. The fair value ($2,698) of these warrant units is recognized as consulting services and expensed all in the current period.

          Each warrant unit consists of a right to purchase one common share at a price of $2.00, plus one piggyback warrant, which consists of one common share at a price of $4.00. The warrant units expire three years from the date of issue and the piggyback warrants expire one year from the exercise of the warrant units.

     b) 200,000 WARRANTS were issued in exchange for $50,000 interest-free debt to be lent to the Company. The loan has a term of one year and is payable on October 2, 2003. Each warrant is convertible to one common share at a price of $2.00 and expire three years from the date of issue. The fair value ($1,675) of these warrants is recognized as interest and expensed over the life of the debt. $450 was charged in the current period.

6.   COMMITMENTS

     a) The Company is committed to current annual lease payments totaling $78,700 (2002 - $78,700) for premises under lease. The lease expires in 2006. Approximate minimum lease payments over the next four years are as follows:

                    2003           $   14,750
                    2004               24,800
                    2005               26,000
                    2006                4,400
                    -------------------------
                                   $   69,950
                    =========================

HEMPTOWN CLOTHING INC.

Notes to Financial Statements
Three Months Ended March 31, 2003
(Unaudited)
(Expressed in U.S. Dollars)
-------------------------------------------------------------------------

6.   COMMITMENTS (cont'd)

     b)   Obligations Under Capital Leases

          The future minimum lease payments are as follows:

                                                   2003           2002
     ------------------------------------------------------------------
     2003                                    $    5,537     $        -
     2004                                           403              -
     2005                                           134              -
     ------------------------------------------------------------------
     Total future minimum lease payments          6,074              -

     Less:  Imputed interest                       (195)             -
     ------------------------------------------------------------------
     Balance of obligations under capital
      leases                                      5,879              -

     Less:  Principal due within one year         5,398              -
     ------------------------------------------------------------------
     Long-term obligations under capital
      leases                                 $      481     $        -
     ==================================================================

          These capital leases bear interest ranging from 6.5% to 8.5% per annum. The liabilities are effectively secured as the rights to the leased assets revert to the lessor in the event of default.

7.   STOCK OPTION PLAN

     A summary of the status of the Company's stock option plan as of March 31, 2003 is presented below:

                                                --------------------------------
                                                                Weighted-Average
                                                       Shares     Exercise Price
     ---------------------------------------------------------------------------
     Options outstanding, beginning of period         967,000         $     0.50

     Options exercised during the period              (80,000)        $     0.50

     Options cancelled during the period              (48,000)        $     0.50
     ---------------------------------------------------------------------------

     Options outstanding, end of period               839,000         $     0.50
     ---------------------------------------------------------------------------

     Options exercisable, end of period               699,167         $     0.50
     ---------------------------------------------------------------------------

HEMPTOWN CLOTHING INC.

Notes to Financial Statements
Three Months Ended March 31, 2003
(Unaudited)
(Expressed in U.S. Dollars)
-------------------------------------------------------------------------

8.   SHARE CAPITAL

     a)   Authorized:

               100,000,000 common shares without par value

          Issued and outstanding:

                                      Number of Shares      Amount
     ----------------------------------------------------------------
     BALANCE, BEGINNING OF PERIOD        11,634,535       $   760,567
     ----------------------------

     Shares issued for exercise of
      options                                80,000            40,000

     Fair value of services and
      imputed interest on warrants                -             3,148
     ----------------------------------------------------------------
     BALANCE, END OF PERIOD              11,714,535       $   803,715
     ================================================================

     b) Costs incurred in the amount of $24,691, associated with attempts to raise share capital, have been capitalized for the current period. The costs are to be charged to share capital upon issuance of the related shares.

9.   RELATED PARTY TRANSACTIONS

     During 2002, a consulting fee of $15,000 was paid to a shareholder of the Company for promotional and consulting services. The fee was for a period of service of 24 months ending August 31, 2004. The amount is being charged to operations over the term of the contract. $1,987 was expensed in the current period.

     During the period, a consulting fee of $40,000 was paid to a shareholder of the Company for various consulting services. The entire amount was charged to operations in the current period upon completion of the contract term.

10.  UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     These financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), which may differ, in certain respects, from accounting principles generally accepted in the United States (U.S. "GAAP"). As at March 31, 2003 there are no material differences between Canadian GAAP and U.S. GAAP. However, the component of "Foreign currency translation gain" of Shareholders' Equity, under Canadian GAAP, is classified as "Accumulated Other Comprehensive Income" under U.S. GAAP and the Company would have recorded "Other Comprehensive Income" due to changes in foreign currency translation of $21,542 under the U.S. GAAP for the year, as presented below in the Statement of Comprehensive Earnings (Loss):

HEMPTOWN CLOTHING INC.

Notes to Financial Statements
Three Months Ended March 31, 2003
(Unaudited)
(Expressed in U.S. Dollars)
-------------------------------------------------------------------------

10.  UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont'd)

     Statement of Comprehensive Earnings (Loss):

                                                       2003              2002
     -------------------------------------------------------------------------
     Loss for the period                       $   (147,766)     $    (99,102)
     Foreign currency translation adjustment         21,542            (2,161)
     -------------------------------------------------------------------------
     Comprehensive loss                        $   (126,224)     $   (101,263)
     =========================================================================

     The statements of comprehensive earnings provide a measure of all changes in equity of the Company that result from transactions and other economic events that occur during the period.

11.  COMPARATIVE FIGURES

     Certain comparative figures have been reclassified to conform to the financial statement presentation adopted for the current period.

               HEMPTOWN CLOTHING INC.


               Financial Statements
               (Expressed in U.S. Dollars)

               December 31, 2002 and 2001



               INDEX
               -----

               Auditors' Report

               Balance Sheets

               Statements of Operations and Deficit

               Statements of Cash Flows

               Notes to Financial Statements

ELLIS FOSTER
   CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 734-1112  Facsimile: (604) 714-5916
E-Mail: generaldelivery@ellisfoster.bc.ca
-------------------------------------------------------------------------



INDEPENDENT AUDITORS' REPORT

To the Shareholders of

HEMPTOWN CLOTHING INC.

We have audited the balance sheets of Hemptown Clothing Inc. as at December 31, 2002 and 2001 and the statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles. As disclosed in Note 11, the application of Canadian generally accepted accounting principles results in no material differences from the application of United States generally accepted accounting principles. As required by the Company Act of British Columbia, we report that, in our opinion, these principles have been applied on a consistent basis.




Vancouver, Canada                                 [signed] "Ellis Foster"
February 11, 2003                                 Chartered Accountants


-------------------------------------------------------------------------
EF  A partnership of incorporated professionals
An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited
 - members in principal cities throughout the world

HEMPTOWN CLOTHING INC.

Balance Sheets
December 31, 2002 and 2001
(Expressed in U.S. Dollars)
-----------------------------------------------------------------------------------------------
                                                                         2002              2001
-----------------------------------------------------------------------------------------------
ASSETS

CURRENT
  Cash and cash equivalents                                      $    125,454      $     75,640
  Accounts receivable                                                 115,127            21,384
  Inventories                                                         190,114            41,168
  Prepaid expenses                                                     33,795             7,008
-----------------------------------------------------------------------------------------------
                                                                      464,490           145,200
DUE FROM A SHAREHOLDER, non interest bearing and
  no terms of repayment                                                15,000                 -
Capital assets (note 4)                                                25,219             9,813
-----------------------------------------------------------------------------------------------
                                                                 $    504,709      $    155,013
===============================================================================================


LIABILITIES

CURRENT
  Accounts payable and accrued liabilities                       $    110,635      $     31,185
  Note payable (note 6b)                                               50,000                 -
  Capital lease obligation (note 9b)                                    6,385                 -
-----------------------------------------------------------------------------------------------
                                                                      167,020            31,185
CAPITAL LEASE OBLIGATION (note 9b)                                        465                 -
DUE TO SHAREHOLDERS, non-interest bearing and
  no terms of repayment                                                     -            50,459
-----------------------------------------------------------------------------------------------
                                                                      167,485            81,644
-----------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY

SHARE CAPITAL (note 5)                                                760,567           225,321

FOREIGN CURRENCY TRANSLATION                                            1,778             2,199

DEFICIT                                                              (425,121)         (154,151)
-----------------------------------------------------------------------------------------------
                                                                      337,224            73,369
-----------------------------------------------------------------------------------------------
                                                                 $    504,709      $    155,013
===============================================================================================

COMMITMENTS (note 9)

HEMPTOWN CLOTHING INC.

Statements of Operations and Deficit
Years Ended December 31, 2002 and 2001
(Expressed in U.S. Dollars)
-----------------------------------------------------------------------------------------------
                                                                         2002              2001
-----------------------------------------------------------------------------------------------
SALES                                                            $    497,409      $    126,068

COST OF GOODS SOLD                                                    388,776            87,561
-----------------------------------------------------------------------------------------------

GROSS MARGIN (2002 - 21.8%; 2001 - 30.5%)                             108,633            38,507
-----------------------------------------------------------------------------------------------

EXPENSES
  Advertising and promotion                                           100,950            21,016
  Amortization                                                         10,866             1,840
  Automobile                                                            3,159             3,978
  Bad debts                                                             2,678             3,375
  Bank charges and interest                                            11,971             3,953
  Insurance                                                             3,484               902
  Legal and accounting                                                 41,977            11,093
  Office and miscellaneous                                             20,316             5,497
  Rent                                                                 32,710            23,065
  Research and development                                              5,889             3,201
  Salaries and employee benefits                                      132,672            40,858
  Shrinking and spoilage                                                1,149             7,753
  Telephone and fax                                                    11,782             6,367
-----------------------------------------------------------------------------------------------

                                                                      379,603           132,898
-----------------------------------------------------------------------------------------------

LOSS FOR THE YEAR                                                    (270,970)          (94,391)

DEFICIT, beginning of year                                           (154,151)          (59,760)
-----------------------------------------------------------------------------------------------

DEFICIT, end of year                                             $   (425,121)     $   (154,151)
===============================================================================================

LOSS PER SHARE (BASIC AND DILUTED)                               $      (0.02)     $      (0.01)
===============================================================================================

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
  (BASIC AND DILUTED)                                              11,099,523         9,434,799
===============================================================================================

HEMPTOWN CLOTHING INC.

Statements of Cash Flows
Years Ended December 31, 2002 and 2001
(Expressed in U.S. Dollars)
-----------------------------------------------------------------------------------------------
                                                                         2002              2001
-----------------------------------------------------------------------------------------------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
  Loss for the year                                              $   (270,970)     $    (94,391)
  Adjustment for:
    Amortization                                                       10,866             1,840
-----------------------------------------------------------------------------------------------

                                                                     (260,104)          (92,551)

Changes in non-cash working capital
  Increase in accounts receivable                                     (93,743)          (16,009)
  Increase in inventories                                            (148,946)          (25,507)
  Increase in prepaid expenses                                        (26,787)           (6,853)
  Increase in accounts payable and accrued liabilities                 79,450             7,424
  Increase in capital lease obligation                                  6,850                 -
-----------------------------------------------------------------------------------------------

                                                                     (443,280)         (133,496)
-----------------------------------------------------------------------------------------------

CASH FLOWS (USED IN) INVESTING ACTIVITIES
  Purchase of capital assets                                          (26,272)           (6,768)
-----------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
  Issuance of share capital                                           535,246           225,258
  Issuance of note payable                                             50,000                 -
  Repayments to shareholders                                          (65,459)          (35,556)
-----------------------------------------------------------------------------------------------

                                                                      519,787           189,702
-----------------------------------------------------------------------------------------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                  (421)            1,432
-----------------------------------------------------------------------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS                                  49,814            50,870

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                           75,640            24,770
-----------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF YEAR                           $  125,454        $     75,640
===============================================================================================

HEMPTOWN CLOTHING INC.

Notes to Financial Statements
December 31, 2002 and 2001
(Expressed in U.S. Dollars)
-------------------------------------------------------------------------

The financial statements are presented in accordance with Canadian Generally Accepted Accounting Principles ("GAAP").

1.   OPERATIONS

     Hemptown Clothing Inc. ("Hemptown" or the "Company") is a British Columbia corporation incorporated on October 6, 1998 in the business of manufacturing clothing. Primary sales markets are in Canada and the United States.

2.   SIGNIFICANT ACCOUNTING POLICIES

     a)   Inventories

          Inventories of clothing are valued at the lower of cost and net realizable value. Cost includes all direct material and direct labour incurred during the manufacturing process.

     b)   Capital Assets

          Capital assets are stated at cost and amortized using the following methods:

             Computer equipment          30% declining balance
             Computer software           100% declining balance
             Furniture and fixtures      20% declining balance
             Leasehold improvements      30% declining balance
             Production equipment        20% declining balance
             Website                     5 year straight line
             Assets under capital lease  straight line over term of lease

     c)   Reporting Currency Translation

          The Company's functional currency is Canadian dollars. The Company translates its functional currency to the reporting currency in U.S. dollars using the Current Rate Method. Assets and liabilities are translated into U.S. dollars at the exchange rate in effect at the year-end. Revenues and expenses are translated throughout the year at the exchange rate prevailing at the date of receipt or payment. Unrealized gains or losses from such transactions are reported as a separate component of shareholders' equity.

     d)   Revenue Recognition

          Revenue is recognized upon the shipment of the goods to the customer.

HEMPTOWN CLOTHING INC.

Notes to Financial Statements
December 31, 2002 and 2001
(Expressed in U.S. Dollars)
-------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     e)   Use of Estimates

          The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from those estimates.

     f)   Income Taxes

          Income taxes are accounted for using the asset and liability method pursuant to Section 3465, Income Taxes, of THE HANDBOOK OF THE CANADIAN INSTITUTE OF CHARTERED ACCOUNTANTS. Future taxes are recognized for the tax consequences of "temporary differences" by applying enacted or substantively enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and tax basis of existing assets and liabilities. The effect on deferred taxes for a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. In addition, Section 3465 requires the recognition of future tax benefits to the extent that realization of such benefits is more likely than not.

     g)   Stock-Based Compensation

          Effective July 1, 2002, the Company changed its stock options accounting policy to apply the fair value based method to account for stock-based compensations for all of its Stock Option Plan since inception (see Note 7). The fair value of stock options is determined by the Black-Scholes Option Pricing Model with assumptions for risk-free interest rates, dividend yield, volatility factor of the expected market price of the Company's common shares and the expected life of options.

     h)   Cash Equivalents

          Cash equivalents usually consist of highly liquid investments that are readily convertible into cash with maturity of three months or less when purchased.

HEMPTOWN CLOTHING INC.

Notes to Financial Statements
December 31, 2002 and 2001
(Expressed in U.S. Dollars)
-------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     i)   Earnings (Loss) Per Share

          Basic earnings (loss) per share are computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share amounts are calculated giving effect to the potential dilution that would occur if securities or other contracts to issue common shares were exercised or converted to common shares using the treasury method. The treasury stock method assumes that proceeds received from the exercise of stock options and warrants are used to repurchase common shares at the prevailing market rate.

3.   FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash, accounts receivable, notes payable, accounts payable and accrued liabilities and amounts due from shareholders. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values.

4.   CAPITAL ASSETS

                                                                  Net Book Value
                                                           --------------------------
                                             Accumulated   December 31,  December 31,
                                      Cost   Amortization          2002         2001
     --------------------------------------------------------------------------------
     Computer equipment           $  5,227      $  1,453      $  3,774     $    824
     Computer software                 190           190             -           99
     Furniture and fixtures          2,554           535         2,019        1,456
     Leasehold improvements          3,693           970         2,723        1,442
     Production equipment            7,046         2,138         4,908        4,664
     Website                         6,588         1,642         4,946        1,328
     Computer equipment under
       capital lease                 1,020           227           793            -
     Telephone equipment under
       capital lease                 2,233         1,428           805            -
     Computer software under
       capital lease                10,503         5,252         5,251            -
     --------------------------------------------------------------------------------
                                  $ 39,054      $ 13,835      $ 25,219     $  9,813
     ================================================================================

HEMPTOWN CLOTHING INC.

Notes to Financial Statements
December 31, 2002 and 2001
(Expressed in U.S. Dollars)
-------------------------------------------------------------------------

5.   SHARE CAPITAL

     Authorized:

          100,000,000 common shares without par value

     Issued and outstanding:

                                              2002                      2001
                                    --------------------------------------------------
                                    Number of                 Number of
                                       Shares      Amount        Shares      Amount
     ---------------------------------------------------------------------------------
     BALANCE, BEGINNING OF PERIOD   9,664,201    $  225,321   9,199,001    $       63
     ----------------------------
     Shares issued for cash         1,970,334       534,827     465,200       225,258
     Imputed interest on warrants           -           419           -             -
     --------------------------------------------------------------------------------
     BALANCE, END OF PERIOD        11,634,535    $  760,567   9,664,201    $  225,321
     ================================================================================

6.   SHARE PURCHASE WARRANTS

     On September 24, 2002, pursuant to the 'Waiver of Rights' agreement, the Company has allotted 2,300,000 common shares with the use of the following share purchase warrants:

          a) 900,000 WARRANT UNITS were allotted as part of a loan agreement whereby the lenders may lend up to $1,800,000 to the Company. Lenders will be issued a single warrant unit for every $2.00 US lent to the Company under the terms of the loan agreement.

               150,000 WARRANT UNITS were allotted in lieu of consulting services to be performed for the Company. The contract period for these services commences after December 31, 2002, thus no fair value has been expensed in the current period.

               Each warrant unit consists of a right to purchase one common share at a price of $2.00, plus one piggyback warrant, which consists of one common share at a price of $4.00. The warrant units expire three years from the date of issue and the piggyback warrants expire one year from the exercise of the warrant units.

          b) 200,000 WARRANTS were allotted in exchange for $50,000 interest-free debt to be lent to the Company. The loan has a term of one year and is payable on October 2, 2003. As at December 31, 2002, the Company received the loan but has yet to issue the warrants. The fair value ($1,675) of these warrants is recognized as interest and expensed over the life of the debt.

HEMPTOWN CLOTHING INC.

Notes to Financial Statements
December 31, 2002 and 2001
(Expressed in U.S. Dollars)
-------------------------------------------------------------------------

7.   STOCK OPTION PLAN

     Under the November 23, 2001 Stock Option Plan, the Company may grant options to its directors and employees for up to 887,000 common shares. The exercise price of each option is $0.50 per common share and the term is 5 years. The options vest at 1/12 per month beginning June 1, 2002. An additional 80,000 options were issued on May 23, 2002. The exercise price of each option is $0.50 per common share. These options vest 100% on March 8, 2003 and expire on March 23, 2003. The weighted average remaining contractual life of these options at December 30, 2002 was 3.7 years. The following weighted-average assumptions were made in estimating fair value: dividend yield 0%, risk-free interest 3.23%, expected life 3.9 years, and expected volatility 0%.

     The Company accounts for its stock options under those plans in accordance with the fair value based method of accounting for stock-based compensation. The resulting fair value of these options has been calculated to be Nil. As a result, no compensation cost has been charged to income.

     A summary of the status of the Company's stock option plan as of December 31, 2002 is presented below:

                                                --------------------------------
                                                                Weighted-Average
                                                       Shares     Exercise Price
     ---------------------------------------------------------------------------
     Options granted on inception of Plan             887,000         $     0.50

     Options granted during the period                 80,000         $     0.50
     ---------------------------------------------------------------------------

     Options outstanding, end of period               967,000         $     0.50
     ===========================================================================

     Options exercisable, end of period               517,417         $     0.50
     ===========================================================================

8.   INCOME TAXES

     As at December 31, 2002, the Company has estimated tax loss carry forwards for tax purposes of $404,177. This amount may be applied against future federal taxable income. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgement about the realizability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

HEMPTOWN CLOTHING INC.

Notes to Financial Statements
December 31, 2002 and 2001
(Expressed in U.S. Dollars)
-------------------------------------------------------------------------



8.   Income Taxes (cont'd)

     The tax effects of temporary differences that give rise to the Company's future tax asset (liability) are as follows:


                                            2002             2001
     -------------------------------------------------------------
     Loss carry forwards              $ (161,750)      $  (58,000)
     Valuation allowance                 161,750           58,000
     -------------------------------------------------------------
                                      $        -       $        -
     =============================================================

9.   COMMITMENTS

     a) The Company is committed to current annual lease payments totaling $78,700 (2001 - $101,200) for premises under lease. The lease expires in 2006. Approximate minimum lease payments over the next four years are as follows:

                    2003           $   23,500
                    2004               24,800
                    2005               26,000
                    2006                4,400
                    -------------------------
                                   $   78,700
                    =========================

     b)   Obligations Under Capital Leases

          The future minimum lease payments are as follows:


                                                   2002           2001
     ------------------------------------------------------------------
     2003                                    $    6,871     $        -
     2004                                           375              -
     2005                                           125              -
     ------------------------------------------------------------------
     Total future minimum lease payments          7,371              -

     Less:  Imputed interest                       (521)             -
     ------------------------------------------------------------------
     Balance of obligations under capital
      leases                                      6,850              -

     Less:  Principal due within one year         6,385              -
     ------------------------------------------------------------------
     Long-term obligations under capital
      leases                                 $      465    $         -
     ==================================================================

     These capital leases bear interest ranging from 6.5% to 8.5% per annum. The liabilities are effectively secured as the rights to the leased assets revert to the lessor in the event of default.

HEMPTOWN CLOTHING INC.

Notes to Financial Statements
December 31, 2002 and 2001
(Expressed in U.S. Dollars)
-------------------------------------------------------------------------


10.  RELATED PARTY TRANSACTIONS

     During the year, a consulting fee of $15,000 was paid to a shareholder of the Company for promotional and consulting services. The fee was for a period of service of 48 months ending August 31, 2004. The amount is being charged to operations over the term of the contract.

     At December 31, 2002, a shareholder loan receivable of $15,000 remains outstanding. The loan has no stated terms of repayment and is non-interest bearing.

11.  UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     These financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), which may differ, in certain respects, from accounting principles generally accepted in the United States (U.S. "GAAP"). As at December 31, 2002 there are no material differences between Canadian GAAP and U.S. GAAP. However, the component of "Foreign currency translation gain" of Shareholders' Equity, under Canadian GAAP, is classified as "Accumulated Other Comprehensive Income" under U.S. GAAP and the Company would have recorded "Other Comprehensive Loss" due to changes in foreign currency translation of $421 under the U.S. GAAP for the year, as presented below in the Statement of Comprehensive Earnings (Loss):

     Statement of Comprehensive Earnings (Loss):

                                                   2002           2001
     ------------------------------------------------------------------
     Loss for the year                       $ (270,970)    $  (94,391)
     Foreign currency translation adjustment       (421)         1,432
     ------------------------------------------------------------------
     Comprehensive loss                      $ (271,391)    $  (92,959)
     =================================================================

     The statements of comprehensive earnings provide a measure of all changes in equity of the Company that result from transactions and other economic events that occur during the period.

12.  COMPARATIVE FIGURES

     Certain comparative figures have been reclassified to conform to the financial statement presentation adopted for the current period.

               HEMPTOWN CLOTHING INC.

               Financial Statements
               (Expressed in U.S. Dollars)

               December 31, 2001 and 2000



               Index
               -----

               Auditors' Report

               Balance Sheets

               Statements of Operations and Deficit

               Statements of Cash Flows

               Notes to Financial Statements

ELLIS FOSTER
   CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 734-1112  Facsimile: (604) 714-5916
E-Mail: generaldelivery@ellisfoster.bc.ca

-------------------------------------------------------------------------



INDEPENDENT AUDITORS' REPORT

To the Shareholders of

HEMPTOWN CLOTHING INC.

We have audited the balance sheets of Hemptown Clothing Inc. as at December 31, 2001 and 2000 and the statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles. As disclosed in Note 8, the application of Canadian generally accepted accounting principles results in no material differences from the application of United States generally accepted accounting principles. As required by the Company Act of British Columbia, we report that, in our opinion, these principles have been applied on a consistent basis.




Vancouver, Canada                            [signed] "Ellis Foster"
February 6, 2002                             Chartered Accountants

-------------------------------------------------------------------------
EF  A partnership of incorporated professionals
An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited
 - members in principal cities throughout the world

HEMPTOWN CLOTHING INC.

Balance Sheets
December 31, 2001 and 2000
(Expressed in U.S. Dollars)
-----------------------------------------------------------------------------------------------
                                                                         2001              2000
-----------------------------------------------------------------------------------------------
ASSETS

Current
  Cash                                                           $     75,640      $     24,770
  Accounts receivable (less provisions of $3,014; 2000 - $nil)         21,384             5,375
  Inventories                                                          41,168            15,661
  Prepaids                                                              7,008               156
-----------------------------------------------------------------------------------------------

                                                                      145,200            45,962

Capital assets (note 4)                                                 9,813             4,881
-----------------------------------------------------------------------------------------------

                                                                 $    155,013      $     50,843
===============================================================================================

LIABILITIES

Current
  Accounts payable and accrued liabilities                       $     31,185      $     23,758

Due to shareholders, non-interest bearing and
  no terms of repayment                                                50,459            86,015
-----------------------------------------------------------------------------------------------

                                                                       81,644           109,773
-----------------------------------------------------------------------------------------------

SHARE CAPITAL & DEFICIT

Share capital (note 5)                                                225,321                63

Unrealized foreign exchange gain                                        2,199               767

Deficit                                                              (154,151)          (59,760)
-----------------------------------------------------------------------------------------------

                                                                       73,369           (58,930)
-----------------------------------------------------------------------------------------------

                                                                 $    155,013      $     50,843
===============================================================================================

Commitments (note 7)
Contingent liabilities (note 9)

HEMPTOWN CLOTHING INC.

Statements of Operations and Deficit
Years Ended December 31, 2001 and 2000
(Expressed in U.S. Dollars)
-----------------------------------------------------------------------------------------------
                                                                         2001              2000
-----------------------------------------------------------------------------------------------
Sales                                                            $    126,068      $     39,014

Cost of goods sold                                                     87,561            32,418
-----------------------------------------------------------------------------------------------

Gross margin (2001 - 30.5%; 2000 - 16.9%)                              38,507             6,596
-----------------------------------------------------------------------------------------------

Expenses
  Advertising and promotion                                            21,016             8,818
  Amortization                                                          1,840               852
  Automobile                                                            3,978             4,449
  Bad debts                                                             3,375             1,264
  Bank charges and interest                                             3,953             1,899
  Insurance                                                               902               308
  Legal and accounting                                                 11,093            11,990
  Office and miscellaneous                                              5,497             2,314
  Rent                                                                 23,065             4,040
  Research and development                                              3,201               387
  Salaries and employee benefits                                       40,858             3,261
  Shrinking and spoilage                                                7,753             6,952
  Telephone and fax                                                     6,367             1,060
-----------------------------------------------------------------------------------------------

                                                                      132,898            47,594
-----------------------------------------------------------------------------------------------

Loss for the year                                                     (94,391)          (40,998)

Deficit, beginning of year                                            (59,760)          (18,762)
-----------------------------------------------------------------------------------------------

Deficit, end of year                                             $   (154,151)     $    (59,760)
===============================================================================================

Loss per share (basic and diluted)                               $      (0.01)     $      (0.01)
===============================================================================================

Weighted average number of shares outstanding
  (basic and diluted)                                               9,434,799         3,906,425
===============================================================================================

HEMPTOWN CLOTHING INC.

Statements of Cash Flows
Years Ended December 31, 2001 and 2000
(Expressed in U.S. Dollars)
-----------------------------------------------------------------------------------------------
                                                                         2001              2000
-----------------------------------------------------------------------------------------------
Cash flows (used for) operating activities
  Loss for the year                                              $    (94,391)     $    (40,998)
  Adjustment for:
    Amortization                                                        1,840               852
-----------------------------------------------------------------------------------------------

                                                                      (92,551)          (40,146)

Changes in non-cash working capital
  Decrease (increase) in accounts receivable                          (16,009)            6,809
  Increase in inventories                                             (25,507)           (5,741)
  Increase in prepaid expenses                                         (6,853)             (156)
  Increase in accounts payable and accrued liabilities                  7,424            23,126
-----------------------------------------------------------------------------------------------

                                                                     (133,496)          (16,108)
-----------------------------------------------------------------------------------------------

Cash flows (used for) investing activities
  Purchase of capital assets                                           (6,768)           (5,579)
-----------------------------------------------------------------------------------------------

Cash flows from (used for) financing activities
  Issuance of share capital                                           225,258                62
  Advances from (repayments to) shareholders                          (35,556)           38,708
  Unrealized foreign exchange gain                                      1,432               767
-----------------------------------------------------------------------------------------------

                                                                      191,134            39,537
-----------------------------------------------------------------------------------------------

Increase in cash                                                       50,870            17,850

Cash, beginning of year                                                24,770             6,920
-----------------------------------------------------------------------------------------------

Cash, end of year                                                $     75,640      $     24,770
===============================================================================================

HEMPTOWN CLOTHING INC.

Notes to Financial Statements
December 31, 2001 and 2000
(Expressed in U.S. Dollars)
-------------------------------------------------------------------------

The financial statements are presented in accordance with Canadian Generally Accepted Accounting Principles ("GAAP").

1.   Operations

     Hemptown Clothing Inc. ("Hemptown" or the "Company") is a British Columbia corporation incorporated on October 6, 1998 in the business of manufacturing clothing.

2.   Significant Accounting Policies

     a)   Inventories

          Inventories of clothing are valued at the lower of cost and net realizable value. Cost includes all direct material and direct labour incurred during the manufacturing process.

     b)   Capital Assets

          Capital assets are stated at cost and amortized using the following methods:

               Computer equipment            30% declining balance
               Computer software             100% declining balance
               Furniture and fixtures        20% declining balance
               Leasehold improvements        30% declining balance
               Production equipment          20% declining balance
               Website                       5 year straight line

     c)   Foreign Currency Translation

          Assets and liabilities pertaining to monetary assets are translated into U.S. dollars at the exchange rate in effect at the year-end. Revenues and expenses are translated throughout the year at the exchange rate prevailing at the date of receipt or payment. Unrealized gains or losses from such transactions are included in shareholders' equity.

     d)   Revenue Recognition

          Revenue is recognized upon the shipment of the goods to the customer.

     e)   Use of Estimates

          The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from those estimates.

HEMPTOWN CLOTHING INC.

Notes to Financial Statements
December 31, 2001 and 2000
(Expressed in U.S. Dollars)
-------------------------------------------------------------------------

2.   Significant Accounting Policies (cont'd)

     f)   Stock-Based Compensation

          No compensation expense is recognized when stock options are issued to employees, directors and consultants of the Company. Any consideration paid on the exercise of stock options or purchase of stock is credited to share capital.

     g)   Advertising Costs

          The Company expenses advertising costs as incurred.

     h)   Earnings (Loss) Per Share

          Basic earnings (loss) per share are computed using the weighted-average number of common shares outstanding during the period. Options to purchase common shares outstanding as at December 31, 2001 are not included in the computation, as the effect of including them would be anti-dilutive.

3.   Financial Instruments

     The Company's financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities and amounts due to shareholders. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

4.   Capital Assets

                                                                      Net Book Value
                                               Accumulated    ------------------------
                                        Cost   Amortization         2001          2000
     ---------------------------------------------------------------------------------
     Computer equipment           $    1,497    $      673    $      824    $      342
     Computer software                   198            99            99             -
     Furniture and fixtures            1,618           162         1,456             -
     Leasehold improvements            1,697           255         1,442             -
     Production equipment              5,801         1,137         4,664         2,844
     Website                           2,137           809         1,328         1,695
     ---------------------------------------------------------------------------------
                                  $   12,948    $    3,135    $    9,813    $    4,881
     =================================================================================

HEMPTOWN CLOTHING INC.

Notes to Financial Statements
December 31, 2001 and 2000
(Expressed in U.S. Dollars)
-------------------------------------------------------------------------

5.   Share Capital

     Authorized:

          100,000,000 common shares without par value

     Issued and outstanding:

                                      Number of Shares                 Amount
                                        2001          2000          2001          2000
     ---------------------------------------------------------------------------------
     Balance, beginning of year   9,199,001             1     $       63    $        1
     Shares issued for cash         220,200     9,199,000        106,587            62
     Fully paid, unissued shares    245,000             -        118,671             -
     ---------------------------------------------------------------------------------
     Balance, end of year         9,664,201     9,199,001     $  225,321    $       63
     =================================================================================

     During the year, 245,000 common shares were subscribed to for $118,587. At December 31, 2001, the issuance of these shares are pending the approval of the board of directors.

6.   Stock-Based Compensation Plan

     During the year, the Company implemented a stock-based compensation plan. Under the November 23, 2001 Stock Option Plan, the Company may grant options to its directors and employees for up to 887,000 common shares. The exercise price of each option is $0.50 per common share and the term is 5 years. The options vest at 1/12 per month beginning June 1, 2002.

     A summary of the status of the Company's stock option plan as of December 31, 2001 is presented below:

                                                           2001
                                                    ---------------------
                                                              Weighted-
                                                               Average
                                                               Exercise
                                                     Shares     Price
     --------------------------------------------------------------------
     Options granted on inception of plan           887,000   $      0.50
     Options outstanding, end of year               887,000   $      0.50
     Options exercisable at year-end (fully vested)       -
     ====================================================================

HEMPTOWN CLOTHING INC.

Notes to Financial Statements
December 31, 2001 and 2000
(Expressed in U.S. Dollars)
-------------------------------------------------------------------------

7.   Commitments

     The Company is committed to current annual lease payments totalling $101,200 (2000 - nil) for premises under lease. The lease expires in 2006. Approximate minimum lease payments over the next five years are as follows:

               2002                $   22,500
               2003                    23,500
               2004                    24,800
               2005                    26,000
               2006                     4,400
               ------------------------------
                                   $  101,200
               ==============================

8.   United States Generally Accepted Accounting Principles

     These financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), which may differ, in certain respects, from accounting principles generally accepted in the United States (U.S. "GAAP"). As at December 31, 2001 there are no material differences between Canadian GAAP and U.S. GAAP.

9.   Contingent Liabilities

     A line of credit for $33,000 was opened prior to year-end in order to secure a shipment of goods. Payment was made January 8, 2002.

                         HEMPTOWN CLOTHING INC.
             2,085,534 shares of common stock to be sold by
                    certain selling security holders
              200,000 shares of common stock issuable upon
                  the exercise of outstanding warrants
              150,000 shares of common stock issuable upon
                the exercise of outstanding warrant units




                    --------------------------------
                               PROSPECTUS
                    --------------------------------


                            August 12, 2003


No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by us or any of the underwriters. Neither the delivery of this prospectus nor any sale make hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date of this prospectus. This prospectus does not constitute and offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such an offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.



                  Dealer Prospectus Delivery Obligation

Until ________, _____, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

            PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

               Indemnification of Directors and Officers.

Our Articles of Association authorize indemnification of every person who is or was a director of Hemptown or is or was serving at our request as a director of another corporation of which we are or were a shareholder. The board of directors may determine whether or not to indemnify any person who is or was an officer, employee, agent, or person working to the benefit of Hemptown against all costs, charges and expenses actually incurred by him.

In addition, subject to the provisions of the Company Act (British Columbia), our Articles of Association provide that:

     No director, officer, employee or agent of Hemptown, will be liable for:
     * the act, neglect or default of any other director, officer, employee or agent,
     *    for joining in any act for the sake of conformity,
     * for any loss, damage or expense sustained or incurred by Hemptown through the insufficiency or deficiency of any security in or upon which any of the monies of Hemptown are placed or invested,
     * for any loss or damage arising from the bankruptcy, insolvency or wrongful act of any person, firm or corporation with whom any monies, or securities, are deposited, or
     * for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his office or trust or in relation thereto, unless the same happens by or through his own willful neglect or default.

Furthermore, subject to the provisions of the Company Act (British Columbia), our Articles of Association provide that our directors may cause us to purchase and maintain insurance for the benefit of any person who is or may be entitled to indemnification as mentioned above against any expense or liability from which he is or may be so entitled to be indemnified and may secure such right of indemnification by mortgage or other charge upon all or any part of our real and personal property, and any action taken by the board will not require approval or confirmation by our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, or controlling persons of Hemptown pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


              Other Expenses of Issuance and Distribution.

The following table sets forth our expenses in connection with this registration statement. All such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

     Filing Fee - Securities and Exchange Commission        $    112.81
     Fees and Expenses of accountants and legal counsel     $ 51,000.00
     Printing Costs                                         $  4,826.00
     State Taxes                                            $         0
     Federal Taxes                                          $         0
     Miscellaneous Expenses                                 $    500.00
                                                            -----------
     Total                                                  $ 56,438.81

                Recent Sales of Unregistered Securities.

Since October 6, 1998, the date of our incorporation, we have issued the following shares of our common stock for cash rendered to us and have granted the following stock options to purchase shares of our common stock, absent registration under the Securities Act of 1933, as amended (the "Securities Act"). At the time of sale of our securities, we were not subject to United States securities laws, the purchasers of our securities were not United States residents and the subscription agreements were not entered into in the United States. Therefore, we did not have to rely on Regulation S for any of our distributions. In addition, we issued our securities in accordance with exemptions from prospectus requirements found in applicable securities legislation in the Province of British Columbia.

Some of the holders of the shares of our common stock issued below may have subsequently transferred or disposed of their shares and the list does not purport to be a current listing of our shareholders.

On October 6, 1998, we issued one share of common stock to Mr. Jerry Kroll at a purchase price of CDN$1.00 per share as the initial subscriber's share for total gross proceeds in cash of CDN$1.00. We believe that such issuance was exempt from registration as the securities were issued in an offshore transaction which was negotiated outside of the United States and consummated outside of the United States.

On July 29, 2000, we sold in aggregate 9,199,000 shares of our common stock to Messrs. Jerry Kroll, Jason Finnis & Larisa Harison, Daniel O'Day and Weril Investments Inc. at a purchase price of approximately $0.00001 per share for total gross proceeds in cash of CDN$91.99. We believe that such issuance was exempt from registration as the securities were issued in an offshore transaction which was negotiated outside of the United States and consummated outside of the United States.

On April 9, 2001, Mr. Jerry Kroll who was issued 6,499,000 shares of our common stock, transferred in aggregate 3,865,996 of his shares of our common stock to Mr. Robert Edmunds, Imperial Trust, Plato Trust, Socrates Trust and Techsonic Trust at a purchase price of $0.00001 per share.

On August 14, 2001, we sold in aggregate 220,200 shares of our common stock to Messrs. Jim Hopkins, Darcy Taylor, Frank Amoretto and Ken Lelek and Drake Enterprises Ltd. at a purchase price of $0.50 per share for total gross proceeds in cash of $110,100. We believe that such issuance was exempt from registration as the securities were issued in an offshore transaction which was negotiated outside of the United States and consummated outside of the United States.

On November 23, 2001, we granted to Messrs. Jerry Kroll, Jason Finnis, Larisa Harrison, Robert Edmunds, Chris Zacharias, Lesley Hayes, David Solomon and Diane Friesen in aggregate 887,000 stock options to purchase an aggregate of 887,000 shares or our common stock exercisable at $0.50 per share until November 30, 2011. Such stock options were granted to our officers, directors, employees and consultants. We believe that such option grants were exempt from registration as the securities were issued in an offshore transaction which were negotiated outside of the United States and consummated outside of the United States.

On April 17, 2002, we issued in aggregate 1,815,334 shares of our common stock to Messrs. William Nikolia, Helen Hrescak, Susan Jeske, Tim Lelek, Diane Friesen, Kevin Friesen, Jim Hopkins, Frank Amoretto, Troy Tallion, Shawn Lelek, and David Lukinuk, and Drake Enterprises Ltd., Imperial Trust, Socrates Trust and Renewal Partners at purchase prices ranging from $0.25747 to $0.50 per share for total gross proceeds in cash of $549,964. 245,000 of these common shares were paid for in fiscal 2001. We believe that such issuance was exempt from registration as the securities were issued in an offshore transaction which were negotiated outside of the United States and consummated outside of the United States.

On May 23, 2002, we granted to Mr. Joel Solomon, one of our consultants, 80,000 stock options to purchase an aggregate of 80,000 shares of our common stock exercisable at $0.50 per share until March 23, 2003. All of these stock options vested on March 8, 2003. On March 22, 2003, Mr. Joel Solomon exercised all 80,000 of his stock options at $0.50 per share for total proceeds of $40,000. We believe that such option grants were exempt from registration as the securities were issued in an offshore transaction which were negotiated outside of the United States and consummated outside of the United States.

On August 20, 2002, we entered into two separate loan arrangements with Bigger Bite Holdings Ltd. and Purchase Holdings Ltd., for up to $900,000 each with an interest rate of 12% per annum, calculated monthly in arrears and not in advance, and whereby it is contemplated that for every $2.00 lent to us, we will issue one warrant unit on August 20, 2004. Therefore, we have allotted up to 900,000 warrant units which may be issued on August 20, 2004. As of February 1, 2003, no money have been lent to us from either of these certain companies. In addition, we have the right to refuse to accept any loans offered by either of these certain companies. Each warrant unit, if issued, consists of the right to purchase one share of our common stock at a price of $2.00 per share plus one piggyback warrant. Each piggyback warrant consists of a right to purchase one share of our common stock at a price of $4.00 per share. These warrant units, if issued, will expire on August 20, 2007, with the piggyback warrants being exercisable for one year from the date of the warrant units being exercised. We believe that the entering into of such loan arrangements and the potential issuance of the warrant units is exempt from registration as the securities were and will be issued in an offshore transaction which were negotiated outside of the United States and consummated outside of the United States.

On October 17, 2002 we issued in aggregate 400,000 shares of our common stock to Messrs. Jim Hopkins and Frank Amoretto at a purchase price of $0.25 per share for total gross proceeds in cash of $100,000. We believe that such issuance was exempt from registration as the securities were issued in an offshore transaction which were negotiated outside of the United States and consummated outside of the United States.

On February 19, 2003, we issued 200,000 warrants to Drake Enterprises Ltd. to purchase 200,000 shares of our common stock at a price of $0.25 per share as part of a convertible loan agreement. Proceeds from the loan were $50,000 in cash. The warrants are exercisable for one year from the issuance of the loan, which was October 2, 2002. We believe that such issuance of warrants was exempt from registration as the securities were issued in an offshore transaction which were negotiated outside of the United States and consummated outside of the United States.

On February 19, 2003, we issued 150,000 warrant units to Ms. Michelle McQueen to purchase price of $0.001 per warrant unit for total gross proceeds in cash of $150.00. Each warrant unit consists of the right to purchase one share of our common stock at a price of $2.00 per share plus one piggyback warrant. Each piggyback warrant consists of a right to purchase one share of our common stock at a price of $4.00 per share. These warrant units expire on September 18, 2005, with the piggyback warrants being exercisable for one year from the date of the warrant units being exercised. We believe that such issuance of warrant units was exempt from registration as the securities were issued in an offshore transaction which were negotiated outside of the United States and consummated outside of the United States.

The gross proceeds from the sale of all the securities were used for our general operations.

                                Exhibits.

Exhibits
3.1   Memorandum of Hemptown Clothing Inc.*
3.2   Articles of Association of Hemptown Clothing Inc.*
5.1   Opinion of Devlin Jensen
10.1  Form of Stock Option Agreement*
10.2  Voluntary Pooling Agreement dated April 8, 2002*
10.3  Loan Agreement with Drake Enterprises Ltd.*
10.4  Loan Agreement with Bigger Bite Holdings Ltd.*
10.5  Loan Agreement with Purchase Holdings Ltd.*
10.6  Consulting Services Agreement with Renewal Partners Company*

10.7  Consulting Services Agreement with Michelle McQueen*
23.1 Consent of Accountants
23.2 Consent of Devlin Jensen (included in Exhibit 5.1)
24    Irrevocable Consent and Power of Attorney on Form F-X*

*     previously filed

                              Undertakings

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) For determining liability under the Securities Act of 1933, treat such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on August 12, 2003

HEMPTOWN CLOTHING INC.

Per: "Jerry Kroll"                 Per: "Robert Edmunds"
    -------------------------          -------------------------
    Jerry Kroll, CEO, President        Robert Edmunds, CFO
    and Chairman of the Board          Principal Accounting Officer
                                       and a Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.



"Jerry Kroll"                          "Jason Finnis"
-------------------------              -------------------------
Jerry Kroll                            Jason Finnis
CEO, President, Chairman of the Board  COO, Secretary, Treasurer and
                                       a Director
August 12, 2003                        August 12, 2003



"Robert Edmunds"                       "Larisa Harrison"
-------------------------              -------------------------
Robert Edmunds                         Larisa Elizabeth Harrison
CFO, Principal Accounting Officer,     Vice President of Administration
Director                               Director
August 12, 2003                        August 12, 2003


"Lesley Hayes"
-------------------------
Lesley Hayes
Vice President of Communications
Director
August 12, 2003

                              EXHIBIT INDEX

Exhibit #                                                           Page#
---------                                                           -----
3.1       Memorandum of Hemptown Clothing Inc.*

3.2       Articles of Association of Hemptown Clothing Inc.*

5.1       Opinion of Devlin Jensen

10.1      Form of Stock Option Agreement*

10.2      Voluntary Pooling Agreement*

10.3      Loan Agreement with Drake Enterprises Ltd.*

10.4      Loan Agreement with Purchase Holdings Ltd.*

10.5      Loan Agreement with Bigger Bite Holdings Ltd.*

10.6      Consulting Services Agreement with Renewal Partners Company*

10.7      Consulting Services Agreement with Michelle McQueen*

23.1      Consent of Accountants

23.2      Consent of Devlin Jensen (included in Exhibit 5.1)

24        Irrevocable Consent and Power of Attorney on Form F-X*

*    Previously filed